Exhibit 4.31

EXECUTION VERSION

Up to U.S.$600,000,000 TERM AND REVOLVING CREDIT

FACILITIES AGREEMENT

dated 1 February 2019

for

TAL EDUCATION GROUP

arranged by

DEUTSCHE BANK AG, SINGAPORE BRANCH
as Coordinating Mandated Lead Arranger and Bookrunner

and

SHANGHAI PUDONG DEVELOPMENT BANK XUHUI SUB-BRANCH (上海浦东发展银行徐汇支行), CHINA
MINSHENG BANKING CORP., LTD. SHANGHAI PILOT FREE TRADE ZONE BRANCH, PING AN BANK CO., LTD
TIANJIN BRANCH AND CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

as Mandated Lead Arrangers

and

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH, BANK OF BEIJING CO., LTD, XIDAN BRANCH AND

CHINA MERCHANTS BANK OFF-SHORE BANKING CENTER

as Senior Lead Arrangers

and

AGRICULTURAL BANK OF CHINA SEOUL BRANCH AND ING BANK N.V., SINGAPORE BRANCH

as Lead Arrangers

and

THE BANK OF EAST ASIA, LIMITED, BANK OF SHANGHAI (HONG KONG) LIMITED, CHINA GUANGFA BANK
CO., LTD. MACAU BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, KDB ASIA
LIMITED AND NANYANG COMMERCIAL BANK, LIMITED

as Arrangers

with

DEUTSCHE BANK AG, HONG KONG BRANCH

acting as Agent

and

DB TRUSTEES (HONG KONG) LIMITED

acting as Security Agent

CONTENTS

CLAUSE		PAGE

SECTION 1
INTERPRETATION

1.	Definitions and interpretation	1

SECTION 2
THE FACILITIES

2.	The Facilities	32
3.	Purpose	33
4.	Conditions of Utilisation	33

SECTION 3
UTILISATION

5.	Utilisation	34

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment	35
7.	Illegality, voluntary prepayment and cancellation	36
8.	Mandatory prepayment and cancellation	38
9.	Restrictions	39

SECTION 5
COSTS OF UTILISATION

10.	Interest	41
11.	Interest Periods	41
12.	Changes to the calculation of interest	42
13.	Fees	43

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

14.	Tax gross-up and indemnities	44
15.	Increased Costs	47
16.	Other indemnities	48
17.	Mitigation by the Lenders	50
18.	Costs and expenses	51

SECTION 7
GUARANTEE

19.	Guarantee and indemnity	52

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	Representations	55
21.	Information undertakings	62
22.	Financial covenants	68
23.	General undertakings	71
24.	Events of Default	85

SECTION 9
CHANGES TO PARTIES

25.	Changes to the Lenders	89

(i)

26.	Changes to the Obligors	94

SECTION 10
THE FINANCE PARTIES

27.	Role of the Agent, the Security Agent and the Facilities Arrangers	95
28.	Application of proceeds	109
29.	Conduct of business by the Secured Parties	110
30.	Sharing among the Finance Parties	110

SECTION 11
ADMINISTRATION

31.	Payment mechanics	112
32.	Set-off	115
33.	Notices	115
34.	Calculations and certificates	117
35.	Partial invalidity	117
36.	Remedies and waivers	118
37.	Amendments and waivers	118
38.	Disclosure of information	120
39.	Counterparts	121

SECTION 12
GOVERNING LAW AND ENFORCEMENT

40.	Governing law	122
41.	Enforcement	122
42.	Waiver of immunity	122

(ii)

THIS AGREEMENT is dated 1 February 2019 and made between:

(1)	TAL EDUCATION GROUP, an exempted company incorporated under the laws of the Cayman Islands with its registered office at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands (registration number *) as the borrower (the “Borrower”);

(2)	TAL HOLDING LIMITED 好未來控股有限公司, a limited liability company incorporated under the laws of Hong Kong with its registered office at Unit 806, 8/F, Tower II, Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Kowloon, Hong Kong (company number *) as the original guarantor (the “Original Guarantor”);

(3)	DEUTSCHE BANK AG, SINGAPORE BRANCH as the coordinating mandated lead arranger and bookrunner (the “Coordinating MLAB”);

(4)	SHANGHAI PUDONG DEVELOPMENT BANK XUHUI SUB-BRANCH (上海浦东发展银行徐汇支行), CHINA MINSHENG BANKING CORP., LTD. SHANGHAI PILOT FREE TRADE ZONE BRANCH, PING AN BANK CO., LTD TIANJIN BRANCH AND CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH as mandated lead arrangers (each, a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(5)	INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH, BANK OF BEIJING CO., LTD, XIDAN BRANCH AND CHINA MERCHANTS BANK OFF-SHORE BANKING CENTER as senior lead arrangers (each, a “Senior Lead Arranger” and together, the “Senior Lead Arrangers”);

(6)	AGRICULTURAL BANK OF CHINA SEOUL BRANCH AND ING BANK N.V., SINGAPORE BRANCH as lead arrangers (each, a “Lead Arranger” and together, the “Lead Arrangers”);

(7)	THE BANK OF EAST ASIA, LIMITED, BANK OF SHANGHAI (HONG KONG) LIMITED, CHINA GUANGFA BANK CO., LTD. MACAU BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, KDB ASIA LIMITED AND NANYANG COMMERCIAL BANK, LIMITED as arrangers (each, an “Arranger” and together, the “Arrangers”);

(8)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as the original lenders (each, an “Original Lender” and collectively, the “Original Lenders”);

(9)	DEUTSCHE BANK AG, HONG KONG BRANCH as the agent of the other Finance Parties (the “Agent”); and

(10)	DB TRUSTEES (HONG KONG) LIMITED as the security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accounting Principles” means, in relation to:

(a)	the Borrower, generally accepted accounting principles, standards and practices in the US;

(b)	the Original Guarantor, generally accepted accounting principles, standards and practices in the US;

(c)	each Material Subsidiary not incorporated in the PRC, generally accepted accounting principles, standards and practices in its jurisdiction of incorporation or the US (as notified by the Borrower to the Agent upon that Material Subsidiary becoming a Material Subsidiary); or

(d)	each Material Subsidiary incorporated in the PRC, generally accepted accounting principles, standards and practices in the PRC.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Additional Guarantor Shareholder” has the meaning given to it in Part II (Conditions precedent required to be delivered by an Additional Guarantor) of Schedule 2 (Conditions precedent).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“American Depositary Shares” means, in respect of the Borrower, an equity share of the Borrower denominated in U.S. dollars that are available for purchase on the New York Stock Exchange.

“Anti-Bribery and Anti-Corruption Laws” means the US Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and any other applicable anti-bribery or anti-corruption laws in other jurisdictions.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes of jurisdictions where the Borrower or any of its Subsidiaries conducts business and/or where they are incorporated, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which, in each case, are issued, administered or enforced by any Governmental Agency.

“Anti-Terrorism Financing Laws” means any law or regulation of any jurisdiction relating to terrorism, including the US Executive Order No. 13224 on Terrorist Financing (which came into effect on 24 September 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the US.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

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“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means, in relation to:

(a)	Facility A, the period from and including the date of this Agreement to and including the date which is nine Months after the date of this Agreement; and

(b)	Facility B, the period from and including the date of this Agreement to and including the date which is one Month before the Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender's Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under Facility B only, that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

“Borrower Account Charge” means the fixed and floating security agreement over the Interest Reserve Account dated on or about the first Utilisation Date between the Borrower and the Security Agent.

“Borrower Assignment Agreement” means the security agreement dated on or about the first Utilisation Date between the Borrower and the Security Agent in respect of certain intercompany loans advanced by the Borrower to other members of the Group.

“Borrowings” has the meaning given to it in Clause 22.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

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“Blocking Law” means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

(b)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or

(c)	any similar blocking or anti-boycott law.

“Business Acquisition” has the meaning given to it in Clause 22.1 (Financial definitions).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Beijing and Singapore and (in relation to any date for payment or purchase of US dollars) New York.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with the Accounting Principles, is treated as capital expenditure.

“Change of Control” means:

(a)	the Major Shareholder ceases to:

(i)	(directly or indirectly) own at least 25 per cent. of the issued share capital of the Borrower;

(ii)	be the single largest direct or indirect shareholder of the Borrower;

(iii)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, at least 50.1 per cent. of the maximum number of votes that might be cast at a general meeting of the Borrower; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(iv)	(directly or indirectly) own at least 50.1 per cent. of any VIE; or

(b)	the Borrower ceases to (directly or indirectly) own 100 per cent. of the issued share capital of, or otherwise control, any Non-VIE Material Subsidiary.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Commitment Fee Accrual Commencement Date” means the date falling 90 days after the date of this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

4

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Disclosure of information);

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Credit Rating Certificate” means a certificate substantially in the form set out in Schedule 11 (Form of Credit Rating Certificate).

“Deed of Release” means a Hong Kong law governed deed of release between, among others, the Borrower and the Existing Security Agent with respect to the release of the Existing Security delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

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(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EBITDA” has the meaning given to it in Clause 22.1 (Financial definitions).

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity agreed by the Borrower and the Coordinating MLAB.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Existing Facility Agreement” means the facilities agreement dated 30 June 2016 between, among others, the Borrower as borrower, Deutsche Bank AG, Singapore Branch as the coordinating mandated lead arranger and bookrunner, the Original Lenders named in that agreement, Deutsche Bank AG, Hong Kong Branch as agent and DB Trustees (Hong Kong) Limited as security agent.

“Existing Finance Document” has the meaning given to “Finance Document” in the Existing Facility Agreement.

“Existing Financial Indebtedness” means any Financial Indebtedness incurred under the Existing Finance Documents.

“Existing Investment” means each investment in or acquisition of an asset or business made by a member of the Group prior to the date of this Agreement the details of which are:

(a)	listed in Schedule 10 (List of Existing Investments); or

(b)	notified by the Borrower to the Agent in accordance with paragraph (j) of Clause 21.7 (Information: miscellaneous).

6

“Existing Material WFOE” means each person listed in Part I (List of Existing Material WFOEs) of Schedule 9 (List of Existing Material WFOEs and Existing VIEs).

“Existing Security” means any Security created in favour of the Existing Security Agent under the Existing Finance Documents.

“Existing Security Agent” means DB Trustees (Hong Kong) Limited in its capacity as security agent under the Existing Finance Documents.

“Existing VIE” means each person listed in Part II (List of Existing VIEs) of Schedule 9 (List of Existing Material WFOEs and Existing VIEs).

“Existing VIE Transfer Pricing Agreement” means each service agreement, consultancy agreement or any other instrument entered into between a member of a VIE Group and any other member of the Group on or prior to the date of this Agreement pursuant to which that member of that VIE Group pays certain service fees or other related fees to that other member of the Group in consideration of certain services or consultation provided by that member of the Group to that member of that VIE Group.

“Facilities Arranger” means the Coordinating MLAB, a Mandated Lead Arranger, a Senior Lead Arranger, a Lead Arranger or an Arranger and “Facilities Arrangers” means all or any of them.

“Facility” means Facility A or Facility B.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility A Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility B Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

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“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code and any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Lender is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Fee Letter” means any letter or letters referring to this Agreement or the Facilities between, as the case may be, the Coordinating MLAB and the Borrower, the Agent and the Borrower or the Security Agent and the Borrower setting out any of the fees referred to in Clause 13 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	any Accession Letter;

(c)	any Fee Letter;

(d)	any Onshore Guarantee;

(e)	any Security Document;

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(f)	any Utilisation Request; or

(g)	any other document designated as such by the Agent and the Borrower.

“Finance Lease” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Finance Party” means the Agent, the Security Agent, a Facilities Arranger or a Lender.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable (other than at the option of the issuer) on or before the date falling six Months after the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Financial Year” has the meaning given to it in Clause 22.1 (Financial definitions).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A, or any successor to the rating agency business thereof.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower and its Subsidiaries for the time being.

9

“Group Structure Chart” means the structure chart of the Group delivered to the Agent pursuant to Part I of Schedule 2 (Conditions precedent).

“Guarantor” means the Original Guarantor or an Additional Guarantor.

“Guarantor Coverage Requirement” has the meaning given to it in paragraph (b) of Clause 23.23 (Guarantor Coverage Requirement and accession of Material Guarantor Subsidiary).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which, at the Borrower's request and on its behalf, was prepared in relation to this transaction and distributed by the Coordinating MLAB to selected financial institutions before the date of this Agreement.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Interest Reserve Account” means the US dollar bank account established and maintained in the name of the Borrower with the Agent with bank account number 0031047-05-1 (and includes any renewal, redesignation or replacement of such account as the Agent may, from time to time, specify in writing to the Borrower and the Security Agent).

“Interest Reserve Account Required Balance” means, on any date, an amount (as determined by the Agent) equal to the aggregate projected amount of interest on the Loans which would accrue in respect of the three-month period commencing on such date, calculated on the basis that (a) the principal amount of the Loans is assumed to be the amount of the Loans on such date (after application of any prepayment of any part of any Loan made on that date but excluding any repayment or prepayment of all or any part of any Loan that may be made or due to be made during such three-month period) and (b) LIBOR for such three-month period is that applicable to the then current Interest Period of each Loan.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

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“Investment Grade Rating” means:

(a)	a long-term senior unsecured rating equal to or higher than BBB- (or the equivalent) by S&P;

(b)	a long-term senior unsecured rating equal to or higher than Baa3 (or the equivalent) by Moody’s; or

(c)	a long-term senior unsecured rating equal to or higher than BBB- (or the equivalent) by Fitch.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Ordinance (Cap. 347 of the Laws of Hong Kong), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered in accordance with this Agreement.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; and

(c)	if:

(i)	no Screen Rate is available for US dollars; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for US dollars and for a period equal in length to the Interest Period of that Loan. If any such applicable Screen Rate, Interpolated Screen Rate or Reference Bank Rate is less than zero, LIBOR shall be deemed to be zero.

“LMA” means the Loan Market Association.

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“Loan” means a Facility A Loan or a Facility B Loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business, including dealings in interbank deposits in London.

“Major Shareholder” means Mr. Zhang Bangxin, a resident of the PRC (PRC identity card number: *).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Commitments immediately prior to the reduction).

“Margin” means 1.75 per cent. per annum, but if:

(a)	no Default has occurred and is continuing; and

(b)	on any day, at least two of the Rating Agencies have issued an Investment Grade Rating in respect of the Borrower,

the Margin shall be 1.55 per cent. per annum.

However:

(i)	while a Default is continuing, the Margin for each Loan shall be 1.75 per cent. per annum;

(ii)	if, on any day following a decrease in the Margin, less than two of the Rating Agencies have issued an Investment Grade Rating in respect of the Borrower, the Margin for each Loan shall be increased to 1.75 per cent. per annum (until such time the conditions in paragraphs (a) and (b)) above are satisfied);

(iii)	any increase or decrease in the Margin for a Loan shall take effect on the date falling five Business Days after the earlier of: (A) the date on which the relevant Credit Rating Certificate is effectively delivered to the Agent in accordance with Clause 33.3 (Delivery) or, as applicable, the date of any notice of Default an Obligor gives to the Agent pursuant to Clause 21.8 (Notification of default) (as applicable) and (B) the date on which the Agent becomes aware (or is notified by any other Finance Party) of a Default being continuing or less than two of the Rating Agencies have issued an Investment Grade Rating in respect of the Borrower.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of any Obligor or the Group taken as a whole;

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Guarantor Subsidiary” means, at any time, a Subsidiary of the Borrower (including, without limitation, a member of a VIE Group) which has earnings before interest and tax (calculated on the same basis as EBIT (as defined in Clause 22 (Financial covenants)), gross assets and/or total revenue (excluding intra-Group items) representing 10 per cent. or more of the EBIT (as defined in Clause 22 (Financial covenants)), the gross assets and/or total revenue of the Group, calculated on a consolidated basis.

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Compliance with the conditions set out above shall be determined by reference to the most recent Compliance Certificate supplied by the Borrower and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by a director of the Borrower as representing an accurate reflection of the revised EBIT (as defined in Clause 22 (Financial covenants)), gross assets or total revenue of the Group).

A report by the Borrower's auditors that a Subsidiary of the Borrower is or is not a Material Guarantor Subsidiary shall, in the absence of fraud, gross negligence or manifest error, be conclusive and binding on all Parties.

“Material Licence” means:

(a)	each internet information service licence (电信与信息服务业务经营许可证) issued by the relevant Governmental Agency in the PRC to a member of a VIE Group (including, without limitation, each Existing VIE) that engages in or otherwise provides internet information service, online business and operations;

(b)	each permit for running of schools (办学许可证) issued by the relevant Governmental Agency in the PRC to a member of a VIE Group (including, without limitation, each Existing VIE);

(c)	each registration certificate of non-enterprise private organisation (民办非企业单位登记证书) that is issued by the relevant Governmental Agency in the PRC to a member of a VIE Group; or

(d)	in accordance with applicable laws or regulations of the PRC, any Authorisation that is required to be obtained or maintained in full force and effect by a member of a VIE Group for such member of such VIE Group to operate its business or maintain its operations from time to time where, without such Authorisations, that member of that VIE Group will not be able to continue operating its business or maintain operations.

“Material Subsidiary” means, at any time:

(a)	a Guarantor;

(b)	(from the date of this Agreement until the time when, after the date of this Agreement, the conditions set out in paragraph (d) in respect of an Existing Material WFOE is determined (in accordance with this definition) to have not been met by that Existing Material WFOE) an Existing Material WFOE;

(c)	an Existing VIE;

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(d)	a Subsidiary of the Borrower (including, without limitation, a member of a VIE Group) which has earnings before interest and tax (calculated on the same basis as EBIT (as defined in Clause 22 (Financial covenants)), gross assets and/or total revenue (excluding intra-Group items) representing five per cent. or more of the EBIT (as defined in Clause 22 (Financial covenants)), the gross assets and/or total revenue of the Group, calculated on a consolidated basis; or

(e)	any direct or indirect Holding Company (other than an Obligor) of the persons referred to in paragraphs (a) to (d) above.

Compliance with the conditions set out in paragraph (d) above shall be determined by reference to the most recent Compliance Certificate supplied by the Borrower and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by a director of the Borrower as representing an accurate reflection of the revised EBIT (as defined in Clause 22 (Financial covenants)), gross assets or total revenue of the Group).

A report by the Borrower's auditors that a Subsidiary of the Borrower is or is not a Material Subsidiary shall, in the absence of fraud, gross negligence or manifest error, be conclusive and binding on all Parties.

“Material WFOE” means:

(a)	an Existing Material WFOE; or

(b)	any directly or indirectly wholly-owned or controlled Subsidiary of the Borrower which is party to a VIE Document relating to a member of a VIE Group that is a Material Subsidiary.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“New Lender” has the meaning given to it in Clause 25.1 (Assignments and transfers by the Lenders).

“New York Stock Exchange” means the New York Stock Exchange or any successor to that exchange or any substitute exchange or quotation system acceptable to the Agent to which trading in the shares or the American Depositary Shares of the Borrower is temporarily or permanently relocated (provided that the Agent has determined that there is a comparable liquidity relative to the shares or the American Depositary Shares of the Borrower in such successor or substitute exchange or quotation system as the New York Stock Exchange).

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“Non-Consenting Lender” has the meaning given to it in Clause 25.10 (Replacement of Lender).

“Non-VIE Material Subsidiary” means a Material Subsidiary (other than a member of a VIE Group) or a Material WFOE.

“Obligor” means the Borrower, a Guarantor or an Additional Guarantor Shareholder (if not already an Obligor).

“Obligors' Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent).

“Onshore Guarantee” means any PRC law governed guarantee granted by a member of the Group incorporated in the PRC in favour of the Agent and delivered to the Agent pursuant to Clause 23.23 (Guarantor Coverage Requirement and accession of Material Guarantor Subsidiary) and Clause 26.2 (Additional Guarantors).

“Onshore Leverage Ratio” means, at any time, the ratio of Total Onshore Borrowings to EBITDA.

“Original Financial Statements” means:

(a)	in relation to the Borrower, the audited consolidated financial statements of the Group for the Financial Year ended 29 February 2018; and

(b)	in relation to the Original Guarantor, its unaudited consolidated financial statements for its financial year ended 29 February 2018.

“Original Guarantor Share Charge” means the share charge dated on or about the first Utilisation Date between the Borrower and the Security Agent in respect of all of the shares in the issued share capital of the Original Guarantor.

“Original Obligor” means the Borrower or the Original Guarantor.

“Party” means a party to this Agreement.

“Pay-off Letter” means the pay off letter dated on or about the date of this Agreement between, among others, the Borrower, Deutsche Bank AG, Hong Kong Branch in its capacity as agent under the Existing Finance Documents and the Agent.

“Permitted Acquisition” means an acquisition by a member of the Group (other than a member of a VIE Group) of any asset (including the incorporation of a company) made on arm's length terms and where such assets relate to the general nature of the business of the Group as it is being carried on as at the date of this Agreement including, a Permitted Major Acquisition.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b) below, is on arm's length terms and made by a member of the Group (other than a member of a VIE Group) (the “Disposing Company”):

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(a)	of trading stock in the ordinary course of trading of the disposing entity;

(b)	of cash made in the ordinary course of business of the disposing entity;

(c)	of any asset to another member of the Group (other than a member of a VIE Group) (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor or a Material Subsidiary, the Acquiring Company must also be an Obligor or a Material Subsidiary (or will, immediately following such disposal, become a Material Subsidiary);

(ii)	the Disposing Company had given Security under any Security Document over the asset, the Acquiring Company must give equivalent Security over that asset in favour of the Security Agent (for and on behalf of the Finance Parties); and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company, to the extent not already a Guarantor, must become a Guarantor in accordance with Clause 26.2 (Additional Guarantors);

(d)	of assets (other than shares, businesses or Real Property) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(e)	of any Existing Investment;

(f)	of obsolete or redundant vehicles, plant and equipment for cash;

(g)	arising as a result of any Permitted Security;

(h)	with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); and

(i)	of assets where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other sale, lease, licence, transfer or other disposal (other than as allowed under paragraphs (a) to (h) above or as a Permitted Transaction)) does not exceed U.S.$20,000,000 (or its equivalent in another currency or currencies) in any Financial Year.

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;

(b)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(c)	any guarantee that constitutes Permitted Offshore Financial Indebtedness, Permitted Onshore Financial Indebtedness or is a Permitted Transaction;

(d)	any guarantee for any Financial Indebtedness arising under a Finance Document;

(e)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Security”;

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(f)	any guarantee given by a member of the Group (other than a member of a VIE Group) (a “group guarantor”) in respect of any Financial Indebtedness or other obligations of any other member of the Group that is permitted to be incurred under this Agreement (including any Permitted Onshore Financial Indebtedness) (the “underlying obligations”), provided that:

(i)	the maximum amount of the guarantee to be granted by each group guarantor for the underlying obligations is, in the aggregate, not more than the product of (i) the total principal amount of the Financial Indebtedness (or, as applicable, the total amount of the relevant underlying obligations) of the underlying obligations and (ii) the direct or indirect shareholding (expressed as a percentage) of the Borrower in the member of the Group incurring the underlying obligations. For this purpose, the direct or indirect shareholding of the Borrower in a member of a VIE Group incurring the underlying obligations, if applicable, shall be the percentage of that member of the VIE Group’s interest as consolidated into the financial statements of the Borrower; and

(ii)	if any guarantee is given by a member of the Group under this paragraph (f) is incorporated in the PRC, that Subsidiary has become an Additional Guarantor in accordance with Clause 23.23 (Guarantor Coverage Requirement and accession of Material Guarantor Subsidiary); and

(g)	any guarantee not permitted by the preceding paragraphs, where the aggregate principal liability (whether actual or contingent) of members of the Group (other than a member of a VIE Group) under all such guarantees does not exceed U.S.$50,000,000 (or its equivalent in other currencies) in aggregate at any time.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group (other than a member of a VIE Group) to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	a loan made by the Borrower to any other member of the Group (other than a member of a VIE Group) using proceeds of any Loan and where such loan is: (i) subject to first ranking perfected Security under the Borrower Assignment Agreement; and (ii) for the funding of any Permitted Acquisition to be made by that other member of the Group or for that member of the Group's application towards its general corporate purposes in the ordinary course of its business as that carried on by the Group as at the date of this Agreement;

(c)	a loan made by:

(i)	the Borrower to any other member of the Group (other than a member of a VIE Group) not using proceeds of any Loan;

(ii)	an Obligor (other than the Borrower) to any other member of the Group (other than a member of a VIE Group);

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(iii)	a member of the Group (other than an Obligor or a member of a VIE Group) to any other member of the Group (other than a member of a VIE Group) and if such loan is made to a member of the Group that is an Obligor, the Financial Indebtedness owed by that Obligor to that member of the Group under such loan shall be subordinated in right of payment to the Financial Indebtedness arising under the Finance Documents in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders);

(d)	a loan made by any direct or indirect wholly-owned Subsidiary of the Borrower incorporated in the PRC (that is not another member of a VIE Group) to a member of a VIE Group;

(e)	any loan in the form of a convertible debt instrument subscribed to, or made available, by any member of the Group where, in accordance with the applicable Accounting Principles, such convertible debt instrument is treated as equity or equity investment and not indebtedness and where the debt instrument is convertible into shares of any person that carries on the same business or otherwise engages in the same business as the general nature of the business of the Group as it is being carried on as at the date of this Agreement; and

(f)	any loan made by any member of the Group where the principal amount of the Financial Indebtedness under any such loan (when aggregated with any other loan made by any member of the Group other than a loan permitted to be made under paragraphs (a) to (e) above) does not exceed U.S.$50,000,000 (or its equivalent in other currencies) at any time.

“Permitted Major Acquisition” means a Permitted Acquisition where the consideration for the asset being acquired and that is payable by the member of the Group making such Permitted Acquisition exceeds U.S.$50,000,000 (or its equivalent in other currencies).

“Permitted Offshore Financial Indebtedness” means, in respect of any member of the Group that is incorporated outside of the PRC (and excluding any member of a VIE Group), Financial Indebtedness:

(a)	at any time prior to the first Utilisation Date, the Existing Financial Indebtedness;

(b)	arising under a Finance Document;

(c)	arising under a Permitted Guarantee, a Permitted Transaction or any Treasury Transaction permitted to be entered into under Clause 23.22 (Treasury Transactions);

(d)	arising under any of paragraph (b) or (c) of the definition of “Permitted Loan”; and

(e)	of any member of the Group incorporated outside of the PRC not permitted by the preceding paragraphs and where the incurrence of such Financial Indebtedness by any member of the Group incorporated outside of the PRC will not result in any non-compliance with Clause 22.2 (Financial condition) (determined on a pro forma basis as if the Financial Indebtedness to be incurred has been incurred).

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“Permitted Onshore Financial Indebtedness” means any Financial Indebtedness permitted to be incurred by any member of the Group that is incorporated in the PRC (including any member of a VIE Group) under paragraph (b) of Clause 23.10 (Financial Indebtedness).

“Permitted Security” means:

(a)	at any time prior to the first Utilisation Date, the Existing Security;

(b)	any Security or Quasi-Security created or evidenced under any Finance Document;

(c)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(d)	any netting or set-off arrangement entered into by any member of the Group (other than a member of a VIE Group) in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(e)	any payment or close-out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Offshore Financial Indebtedness or Permitted Onshore Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(f)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group (other than a member of a VIE Group) after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

(g)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(h)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group (other than a member of a VIE Group) in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group (other than a member of a VIE Group);

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(i)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(j)	any Security or Quasi-Security arising as a consequence of any construction loan permitted pursuant to paragraph (c) of the definition of “Permitted Onshore Financial Indebtedness”;

(k)	any Security over rental deposits arising in the ordinary course of trading in respect of any property leased or licensed by a member of the Group (other than a member of a VIE Group), provided that the deposit does not exceed 24 months' rent for the relevant property; or

(l)	any Security or Quasi-Security over any asset of any member of the Group (other than a member of a VIE Group) securing indebtedness the principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security or Quasi-Security over any asset of any member of the Group (not being a member of a VIE Group) (other than any Security or Quasi-Security permitted under paragraphs (a) to (j) above)) does not exceed U.S.$5,000,000 (or its equivalent in any other currency or currencies) at any time.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to its direct shareholders and, provided that in the case of any non-wholly owned Subsidiary, the payment of such distribution shall be proportionate to the shareholding of the direct shareholders in that Subsidiary; or

(c)	transactions (other than (i) any sale, lease, licence, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm's length terms.

“Permitted VIE Acquisition” means an acquisition by any member of a VIE Group of any asset where:

(a)	such acquisition is made on arm's length terms;

(b)	the asset being acquired relates to the general nature of the business of the Group as it is being carried on as at the date of this Agreement;

(c)	such acquisition is made when no Default is continuing or would occur as a result of such acquisition;

(d)	the proceeds used or proposed to be used by that member of the VIE Group making the acquisition for payment of the relevant consideration for such acquisition are derived from a Permitted Onshore Financial Indebtedness (or any cash of that member of that VIE Group that is freely available for application towards making the acquisition); and

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(e)	no Financial Indebtedness (other than from a Permitted Onshore Financial Indebtedness referred to in paragraph (d) above) would arise for that member of the VIE Group as a result of the acquisition and no Security or Quasi-Security (other than any Permitted VIE Security) would be created or would result from such acquisition over any asset of that member of the VIE Group.

“Permitted VIE Disposal” means any sale, lease, licence, transfer or other disposal of any asset by a member of a VIE Group which is on arm's length terms and:

(a)	where:

(i)	the asset being disposed of is not necessary or material for the operation of its business; or

(ii)	the disposal of such asset does not have or is not reasonably likely to have a Material Adverse Effect;

(b)	where the asset being disposed of is not shares, businesses or Real Property and the disposal is made in exchange for other assets comparable or superior as to type, value and quality;

(c)	made in the ordinary course of its business;

(d)	is of an Existing Investment; or

(e)	where the higher of the market value and consideration receivable for the disposal (when aggregated with the higher of the market value and consideration receivable for any other sale, lease, licence, transfer or other disposal by any other member(s) of a VIE Group (other than as allowed under paragraphs (a) to (d) above)) does not exceed U.S.$10,000,000 (or its equivalent in another currency or currencies) in any Financial Year.

“Permitted VIE Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)	any netting or set-off arrangement entered into by any member of a VIE Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	any Security or Quasi-Security over or affecting any asset acquired by any member of a Group after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

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(d)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(e)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of a VIE Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of a VIE Group;

(f)	any Quasi-Security arising as a result of a disposal which is a Permitted VIE Disposal;

(g)	any Security over rental deposits arising in the ordinary course of trading in respect of any property leased or licensed by a member of a VIE Group, provided that the deposit does not exceed 24 months' rent for the relevant property; or

(h)	any Security or Quasi-Security arising as a result of any Permitted Onshore Financial Indebtedness referred to in paragraph (b)(ii) of Clause 23.10 (Financial Indebtedness).

“PRC” means the People's Republic of China (which, for the purposes of this Agreement, does not include Hong Kong, the Macau Special Administrative Region or Taiwan).

“PRC Business Day” means a day (other than public holidays) on which banks are open for general business in Beijing.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Rating Agency” means:

(a)	Fitch;

(b)	Moody’s; or

(c)	S&P.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

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(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as either:

(a)	if:

(i)	the Reference Bank is a contributor to the applicable Screen Rate; and

(ii)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means the principal London offices of The Hongkong and Shanghai Banking Corporation Limited and The Bank of East Asia, Limited or such other entities as may be appointed by the Agent in consultation with the Borrower.

“Related Fund” means, in relation to a fund (the “first fund”), a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to it in Clause 22.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clauses 20.1 (Status) to 20.4 (Power and authority), Clause 20.6 (Governing law and enforcement), Clauses 20.10 (No default) to 20.14 (No proceedings pending or threatened), Clause 20.20 (Good title to assets) to Clause 20.22 (Shares) (other than paragraph (c) of Clause 20.22 (Shares)), paragraph (a) of Clause 20.28 (VIE Documents) and Clauses 20.29 (Sanctions) to 20.31 (Anti-Money Laundering Laws and Anti-Terrorism Financing Laws).

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“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by

(i)	the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Rollover Loan” means one or more Facility B Loans:

(a)	made or to be made on the same day that one or more maturing Facility B Loans is or are due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Facility B Loan(s); and

(c)	made or to be made to the Borrower for the purpose of refinancing the maturing Facility B Loan(s).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC (国家外汇管理局) (including its successors), or any of its local branches.

“Sanctions” means any economic or financial sanctions, trade embargoes or other similar restrictive measures imposed, enacted, administered or enforced from time to time by any Sanctions Authority.

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“Sanctions Authority” means:

(a)	the US government (including the US Department of State, the US Department of Commerce and the US Department of the Treasury (including the Office of Foreign Assets Control));

(b)	the United Kingdom government (including Her Majesty's Treasury, the Foreign and Commonwealth Office and the Department for Business, Innovation & Skills);

(c)	the United Nations Security Council;

(d)	the European Union (or any of its member states);

(e)	Hong Kong (including the Hong Kong Monetary Authority); or

(f)	Singapore,

including, in each case, any other governmental institution of any of the foregoing.

“Sanctions Restricted Person” means any person that is, or is owned or controlled (as such terms are interpreted in accordance with applicable Sanctions laws and regulations) by one or more persons that is (a) publicly designated by a Sanctions Authority to be the subject or target of Sanctions; (b) a citizen of, located or resident in, or incorporated or organised under the laws of a country or territory that is the subject or target of country-wide or territory-wide Sanctions (including Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria); or (c) otherwise the target or subject of Sanctions.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the New York Stock Exchange on which the shares and/or the American Depositary Shares of the Borrower are listed or admitted for trading.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,

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provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)	the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)	the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(d)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Secured Liabilities” means all present and future liabilities and obligations at any time due, owing or incurred by an Obligor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly as principal or surety or in any other capacity.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Assets” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of any Transaction Security.

“Security Document” means:

(a)	the Borrower Account Charge;

(b)	the Borrower Assignment Agreement;

(c)	the Original Guarantor Share Charge; or

(d)	any other security document that may at any time be entered into which creates (or is expressed to create) Security for any of the Secured Liabilities.

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“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as security agent for the Secured Parties and all proceeds of that Security;

(b)	all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as security agent for the Secured Parties and secured by the Transaction Security, together with all representations and warranties and undertakings expressed to be given by an Obligor or any other person in favour of the Security Agent as security agent for the Secured Parties; and

(c)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as security agent for the Secured Parties.

“Selection Notice” means a notice substantially in the form set out in Part II (Selection Notice applicable to a Facility A Loan) of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to Facility A.

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” means, in relation to any person (referred to as the “first person”), each other person (referred to as the “second person”):

(a)	whose outstanding voting stock or other equity interests are, as to more than 50 per cent., legally or beneficially held or controlled by, directly or indirectly, the first person;

(b)	in which the first person holds the rights to more than 50 per cent. of the economic interest of the second person, including any interest held through any VIE Structure or other contractual arrangements; or

(c)	with which the first person has a relationship such that the financial statements of the second person are consolidated into the financial statements of the first person under applicable accounting conventions.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the third anniversary of the date of this Agreement.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being U.S.$600,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being U.S.$270,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being U.S.$330,000,000 at the date of this Agreement.

“Total Onshore Borrowings” means, at any time, the aggregate amount of all obligations of members of the Group that are incorporated in the PRC (including any member of the VIE Group) for or in respect of Borrowings at that time but excluding any such obligations to any other member of the Group.

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“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	the Borrower if it is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (Utilisation Request) of Schedule 3 (Requests).

“VIE” means:

(a)	an Existing VIE; or

(b)	any person that is or becomes the subject of a VIE Structure,

and “VIEs” means all of them.

“VIE Document” means:

(c)	any arrangement, instrument or agreement constituting a VIE Structure; or

(d)	a VIE Transfer Pricing Agreement,

and “VIE Documents” means all of them.

“VIE Group” means each VIE and each of its Subsidiaries for the time being (and includes any branch or school sponsor of, or any school operated by, a VIE or Subsidiary of a VIE from time to time).

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“VIE Structure” means any arrangement where any person that is established in the PRO and in respect of which the Borrower does not, directly or indirectly, hold or own a majority of its issued shares or equity interests (and/or any or all of the shareholder(s) of such person) enters into contractual arrangements with any member of the Group which enable such member of the Group to exercise effective control over such person or consolidate the financial condition or results of operation of such person in accordance with the Accounting Principles for the purposes of the consolidated financial statements of the Group.

“VIE Transfer Pricing Agreement” means:

(a)	an Existing VIE Transfer Pricing Agreement; or

(b)	any service agreement, consultancy agreement or any other instrument entered into between any member of a VIE Group and any other member of the Group after the date of this Agreement pursuant to which that member of the VIE Group pays certain service fees or other related fees to that other member of the Group in consideration of certain services or consultation provided by that member of the Group to that member of the VIE Group.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Agent”, any “Facilities Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(a)	“control” of any person means having the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to appoint or remove all, or the majority, of the directors or other equivalent officers of that person or give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(v)	a “group of Lenders” includes all the Lenders;

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(vi)	“guarantee” means (other than in Clause 19 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to Hong Kong time.

(b)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Currency symbols and definitions

“U.S.$”, “USD” and “US dollars” denote the lawful currency of the United States of America and “RMB” and “Renminbi” denote the lawful currency of the PRC.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of that Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a party to a Finance Document is not required to rescind or vary that Finance Document at any time.

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(c)	Any Receiver, Delegate or any person described in paragraph (b) of Clause 27.11 (Exclusion of liability) may, subject to this Clause 1.4 and the Third Parties Ordinance, rely on any Clause of this Agreement which expressly confers rights on it.

1.5	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

For the purposes of this Clause 1.5:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers;

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation;

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway;

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers; and

“Write-Down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

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SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a US dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)	a US dollar revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2	Finance Parties' rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors' Agent

(a)	Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Letter irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Borrower to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor, notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower, and, in each case, the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

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(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under a Facility towards:

(a)	general corporate purposes of the Group;

(b)	repayment or prepayment in full of the Existing Financial Indebtedness;

(c)	payment of all fees, costs and expenses payable by the Borrower in connection with the Finance Documents; and/or

(d)	funding the Interest Reserve Account with the Interest Reserve Account Required Balance.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date, in the case of:

(a)	a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan or, if an Event of Default is continuing, the Majority Lenders have not (through the Agent) notified the Borrower of such Event of Default and their intention to not permit the refinancing of that Rollover Loan in accordance with paragraph (b) of Clause 6.2 (Repayment of Facility B Loans);

(b)	any other Loan:

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(a)	more than four Facility A Loans would be outstanding; or

(b)	more than four Facility B Loans would be outstanding.

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SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods); and

(v)	it specifies:

(A)	the account and bank to which the proceeds of the Utilisation are to be credited;

(B)	the purpose for which the proceeds of the proposed Utilisation are to be applied and;

(C)	if the proceeds of the proposed Utilisation are to be applied towards the making of a Permitted Acquisition or a loan or other advance to any other member of the Group, the amount of the portion of the Loan requested that will be applied for such purpose.

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Loan must be:

(i)	a minimum of U.S.$25,000,000 and in integral multiples of U.S.$5,000,000 or, if less, the Available Facility; and

(ii)	in any event such that it is less than or equal to the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met and subject to Clause 6.2 (Repayment of Facility B Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan and, in the case of a Facility B Loan and if different, the amount of that participation to be made available in accordance with Clause 31.1 (Payments to the Agent), in each case, by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Facility A Loans

(a)	The Borrower shall repay the Facility A Loans in full on the Termination Date.

(b)	The Borrower may not reborrow any part of Facility A which is repaid.

6.2	Repayment of Facility B Loans

(a)	The Borrower shall repay each Facility B Loan on the last day of its Interest Period.

(b)	Without prejudice to the Borrower's obligation under paragraph (a) above, if one or more Facility B Loans are to be made available to the Borrower:

(i)	on the same day that a maturing Facility B Loan is due to be repaid by the Borrower; and

(ii)	in whole or in part for the purpose of refinancing the maturing Facility B Loan, the aggregate amount of the new Facility B Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility B Loan so that:

(A)	if the amount of the maturing Facility B Loan exceeds the aggregate amount of the new Facility B Loans:

(1)	the Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount equal to that excess; and

(2)	each Lender's participation in the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility B Loan and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Facility B Loans; and

(B)	if the amount of the maturing Facility B Loan is equal to or less than the aggregate amount of the new Facility B Loans:

(1)	the Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and

(2)	each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Facility B Loans only to the extent that its participation in the new Facility B Loans exceeds that Lender's participation in the maturing Facility B Loan and the remainder of that Lender's participation in the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Facility B Loan.

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(c)	Without prejudice to the Borrower's obligation under paragraph (a) above, in respect of any maturing Facility B Loan, the Borrower shall be deemed to have delivered a Utilisation Request for a Facility B Loan for an equivalent amount for the purpose of refinancing that maturing Facility B Loan at the Specified Time for the same Interest Period as that maturing Facility B Loan unless the Borrower notifies the Agent to the contrary in a Utilisation Request delivered in accordance with Clause 5 (Utilisation).

7.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time:

(a)	it becomes unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so then that Lender shall promptly notify the Agent upon becoming aware of that event; or

(b)	an event or circumstance occurs, which would be a Default under Clause 24.3 (Other obligations) (as it applies to Clause 23.33 (Sanctions)) or Clause 24.4 (Misrepresentation) (as it applies to Clause 20.29 (Sanctions)) but for the application of any Blocking Law, then any Lender not subject to the relevant Blocking Law, may promptly notify the Agent upon becoming aware of that event, and, in each case:

(iv)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(v)	the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary cancellation

The Borrower may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of U.S.$25,000,000) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.3	Voluntary prepayment

(a)	Subject to paragraph (b) below, the Borrower may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of U.S.$25,000,000 and in integral multiples of U.S.$5,000,000).

(b)	A Facility A Loan may only be prepaid after the last day of the Availability Period for Facility A (or, if earlier, the day on which the applicable Available Facility is zero).

7.4	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

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(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in each Loan.

(d)	The Borrower may, in the circumstances set out in paragraph (a) above, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

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8.	MANDATORY PREPAYMENT AND CANCELLATION

8.1	Change of control

If a Change of Control occurs:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation; and

(c)	the Total Commitments shall be immediately cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall immediately become due and payable.

8.2	Disposal and Insurance Proceeds

(a)	For the purposes of this Clause 8.2 and Clause 8.3 (Application of mandatory prepayments and cancellations):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)	any Tax incurred and required to be paid by any member of the Group (without double counting) in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Excluded Disposal Proceeds” means any proceeds of any Disposal which the Borrower notifies the Agent are:

(i)	made in accordance with paragraphs (a) to (d) or paragraph (g) or (i) of the definition of “Permitted Disposal” and committed to be applied in the purchase of replacement assets for use in the business of the Group as soon as possible but in any event within 180 days of receipt and are so applied within 270 days of receipt (or such longer period as the Agent may agree (acting on the instructions of the Majority Lenders));

(ii)	received in kind or by way of non-cash consideration;

(iii)	derived from a Disposal of an Existing Investment; or

(iv)	equal to or less than U.S.$5,000,000 (or its equivalent in other currencies) in respect of any individual Disposal.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Borrower notifies the Agent are, or are to be, applied:

(i)	to meet a third party claim;

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(ii)	to cover operating losses in respect of which the relevant insurance claim was made;

(iii)	in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made; or

(iv)	equal to or less than U.S.$5,000,000 (or its equivalent in other currencies) in respect of any single insurance claim,

in each case (excluding paragraph (iv) above), where such proceeds are committed to be applied as soon as possible but in any event within 180 days of receipt and are so applied within 270 days of receipt (or such longer period as the Agent may agree (acting on the instructions of the Majority Lenders)).

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)	The Borrower shall, upon receipt of any amount of Disposal Proceeds or Insurance Proceeds, prepay the Loans, and cancel the Available Commitments, in amounts equal to the amount of Disposal Proceeds or, as applicable, the amount of Insurance Proceeds so received in the order of application contemplated by Clause 8.3 (Application of mandatory prepayments and cancellations).

8.3	Application of mandatory prepayments and cancellations

A prepayment of Loans or cancellation of Available Commitments made under Clause 8.2 (Disposal and Insurance Proceeds) shall be applied in the following order:

(a)	first, in prepayment of Facility A Loans;

(b)	secondly, in cancellation of Available Commitments under Facility A (and the Available Commitments of the Lenders under Facility A will be cancelled rateably); and

(c)	thirdly, in prepayment of Facility B Loans such that outstanding Facility B Loans shall be prepaid on a pro rata basis (and the corresponding Facility B Commitments shall also be cancelled).

8.4	Excluded proceeds

Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of “Excluded Disposal Proceeds” or “Excluded Insurance Proceeds”), the Borrower shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

9.	RESTRICTIONS

9.1	Notices of cancellation or prepayment

Any notice of cancellation or prepayment given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

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9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	No reborrowing of Facility A

The Borrower may not reborrow any part of Facility A which is prepaid.

9.4	Reborrowing of Facility B

Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

9.5	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.6	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.7	Agent's receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) or Clause 8 (Mandatory prepayment and cancellation), it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

9.8	Effect of repayment and prepayment on Commitments

If all or part of any Lender's participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.9	Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that Loan.

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SECTION 5

COSTS OF UTILISATION

10.	INTEREST

10.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

10.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three monthly intervals after the first day of the Interest Period).

10.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two per cent. and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be the sum of two per cent. and the rate which would have applied if the Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

10.4	Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

11.	INTEREST PERIODS

11.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

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(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)	Subject to this Clause 11, the Borrower may select an Interest Period of one, three or six Months or of any other period agreed between the Borrower, the Agent and all the Lenders in relation to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Facility B Loan has one Interest Period only.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3	Consolidation of Loans

If two or more Interest Periods relate to Facility A Loans and end on the same date, those Facility A Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Absence of quotations

Subject to Clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2	Market disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 12.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the percentage rate per annum notified to the Agent by that Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

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(b)	In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if a Lender shall fail to notify the Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)	In this Agreement, “Market Disruption Event” means:

(i)	at or about noon (London time) on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

(ii)	at or about 5:00 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining deposits in the Relevant Interbank Market would be in excess of LIBOR.

(d)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Borrower.

12.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the 30-day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

12.4	Break Costs

(a)	The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	FEES

13.1	Commitment fee

(a)	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of:

(i)	0.35 per cent. per annum on that Lender's undrawn and uncancelled Facility A Commitment for the period commencing on the Commitment Fee Accrual Commencement Date to the end of the Availability Period applicable to Facility A; and

(ii)	0.35 per cent. per annum on that Lender's undrawn and uncancelled Facility B Commitment for the period commencing on the Commitment Fee Accrual Commencement Date to the end of the Availability Period applicable to Facility B.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the period commencing on the Commitment Fee Accrual Commencement Date (with the first successive period of three Months commencing on the Commitment Fee Accrual Commencement Date) to the end of the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2	Other fees

The Borrower shall pay to a Facilities Arranger, the Agent and the Security Agent fees in the amount and at the times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

(b)	Unless a contrary indication appears in this Clause 14, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3	Tax indemnity

(a)	Without prejudice to Clause 14.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 14.3 shall not apply to:

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(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which that Finance Party is incorporated; or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event giving rise to the claim, following which the Agent shall notify the Borrower.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)	within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6	Indirect tax

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

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(b)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

14.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph(a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

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(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.

15.	INCREASED COSTS

15.1	Increased Costs

(a)	Subject to Clause 15.3 (Exceptions), the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

“Basel III” means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

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(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased Cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3	Exceptions

(a)	Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction to be made by a Party;

(iii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 14.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 14.1 (Definitions).

16.	OTHER INDEMNITIES

16.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including, without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(e)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.3	Indemnity to the Agent

Each Obligor jointly and severally shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful default) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

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16.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 18 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful default).

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

17.	MITIGATION BY THE LENDERS

17.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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18.	COSTS AND EXPENSES

18.1	Transaction expenses

The Borrower shall, within five Business Days of demand, pay the Agent, the Security Agent and the Facilities Arrangers the amount of all costs and expenses (including legal fees in the amounts as agreed between the Borrower and the Coordinating MLAB) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.9 (Change of currency),

the Borrower shall, within five Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document or taking or holding the Transaction Security, or enforcing those rights.

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SECTION 7

GUARANTEE

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Secured Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

(b)	undertakes with each Secured Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Secured Party), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

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(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

19.8	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent (or, as the case may be, the Security Agent) otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).

19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement.

20.1	Status

(a)	It is a limited liability company, duly incorporated and validly existing and, in the case of any Obligor incorporated in the Cayman Islands, in good standing under the laws of its jurisdiction of incorporation.

(b)	Each member of the Group that is a party to a VIE Document and each member of a VIE Group is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation or, in the case of a member of a VIE Group, its jurisdiction of establishment.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(d)	It is not a FATCA FFI or a US Tax Obligor.

20.2	Binding obligations

Subject to the Legal Reservations and, in the case of the Security Documents, the requirements specified at the end of paragraph (a) of Clause 20.5 (Validity and admissibility in evidence):

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above) each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

20.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.4	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

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(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.5	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations, all Authorisations and any other acts, conditions or things required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained, effected, done, fulfilled or performed and are in full force and effect except for any registration required to be made in respect of the Transaction Security which registration will be effected in accordance with the terms of the relevant Security Document and the registration of each Onshore Guarantee with SAFE as required under all applicable laws or regulations.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect except where a failure to obtain or effect those Authorisations does not have or is not reasonably likely to have a Material Adverse Effect.

(c)	All Material Licences have been obtained or effected and are in full force and effect.

20.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of law stated to be the governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions.

(b)	Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

20.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 24.7 (Insolvency proceedings); or

(b)	creditors' process described in Clause 24.8 (Creditors' process),

has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group and none of the circumstances described in Clause 24.6 (Insolvency) applies to a member of the Group.

20.8	Deduction of Tax

It is not required to make any Tax Deduction (as defined in Clause 14.1 (Definitions)) from any payment it may make under any Finance Document.

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20.9	No filing or stamp taxes

Under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

(a)	registration fees associated with the registration of the Transaction Security in accordance with the requirements set out in the relevant Security Document;

(b)	Cayman Islands stamp duty which shall be payable on any Finance Document executed in, brought into or produced before a court of, the Cayman Islands; and

(c)	the registration of each Onshore Guarantee with SAFE as required under all applicable laws or regulations.

20.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which in any such case has or is reasonably likely to have a Material Adverse Effect.

20.11	No misleading information

(a)	Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections or forecasts contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and were fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(c)	The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)	No event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum being untrue or misleading in any material respect.

(e)	All other information provided by any member of the Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

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20.12	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)	Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations as at the end of and for the relevant financial year (consolidated in the case of the Borrower).

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since the date of the Borrower's Original Financial Statements.

(d)	Its most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly represent its financial condition as at the end of, and its operations for (in each case, consolidated, in the case of the Borrower (with respect to the financial statements delivered by it pursuant to paragraphs (a)(i) and (c)(i) of Clause 21.1 (Financial statements) and each Guarantor), the period to which they relate.

20.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.14	No proceedings pending or threatened

No litigation, arbitration, regulatory, criminal or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

20.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

20.16	Environmental laws

(a)	Each member of the Group is in compliance with Clause 23.18 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

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20.17	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax except where (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them have been taken into account in the latest financial statements delivered by it to the Agent in accordance with this Agreement; and (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes other than any claim or investigation in relation to any Tax: (i) which is being contested in good faith; (ii) which has been disclosed to the Agent and for which adequate reserves are being maintained in accordance with the applicable Accounting Principles; and (iii) where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Transaction Security.

20.18	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.19	Ranking

Subject to the Legal Reservations, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

20.20	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted except where failure to have such title or valid leases, licences or Authorisations has or is reasonably likely to have a Material Adverse Effect.

20.21	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant any Transaction Security.

20.22	Shares

(a)	The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)	The constitutional documents of companies whose shares are subject to any Transaction Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

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(c)	None of the shares of any Obligor (nor the shares of any member of the Group that is a direct or indirect shareholder of an Obligor) is issued in bearer form.

20.23	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects and shows the following information:

(a)	each member of the Group, including current name, its jurisdiction of incorporation and/or its jurisdiction of establishment; and

(b)	all direct majority shareholders of each member of the Group.

20.24	Obligors

(a)	As at the date of this Agreement, there is no member of the Group (not incorporated in the PRC) that is a Material Guarantor Subsidiary but not a Guarantor under this Agreement.

(b)	As at the date of this Agreement, the Guarantor Coverage Requirement, determined by reference to the Original Financial Statements, is complied with.

20.25	Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or paragraph (f) of Clause 21.7 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Borrower only) and other notices on its behalf.

20.26	Insurances

(a)	The insurances required by Clause 23.21 (Insurance) are in full force and effect as required by this Agreement.

(b)	No event or circumstance has occurred, and there has been no failure to disclose a fact, which would entitle any insurer to reduce or avoid its liability under any such insurance where any such reduction or avoidance has or is reasonably likely to have a Material Adverse Effect.

20.27	No immunity

(a)	In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from any suit, execution, attachment or other legal process.

(b)	Its execution of the Finance Documents to which it is a party constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

20.28	VIE Documents

(a)	It and each of its Subsidiaries is in compliance in all material respects with all of its obligations under the VIE Documents to which it is a party, and to the best of its knowledge:

(i)	no representation or warranty given by any party to any VIE Document is untrue or misleading in any material respect; and

(ii)	no party to any VIE Document is in default under or breach of any of its obligations under such VIE Document in any material respect.

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(b)	There has been no amendment, variation or supplement of or to, or waiver by any member of the Group of, any of the terms of the VIE Documents since the date of this Agreement in any manner that adversely affects the interests of the Finance Parties under any Finance Document and no party to any VIE Document has given any consent under any VIE Document since the date of this Agreement which adversely affects the interests of the Finance Parties under any Finance Document.

(c)	None of the VIE Documents has been terminated or cancelled and no party to any VIE Document has rescinded such VIE Document and each VIE Document is in full force and effect.

(d)	In respect of each Existing VIE Transfer Pricing Agreement, the terms and conditions are substantially the same as those contained in each other Existing VIE Transfer Pricing Agreement or, if there is any difference in any term or condition between the terms of one Existing VIE Transfer Pricing Agreement with the terms of another Existing VIE Transfer Pricing Agreement, such difference does not and is not reasonably likely to adversely affect the interests of the Finance Parties under any Finance Document.

20.29	Sanctions

(a)	Neither it nor any member of the Group (nor any of their respective directors, officers, agents or employees) is, has been, or is engaged in any transaction, activity or conduct that could reasonably be expected to result in it or them being:

(i)	in breach of Sanctions; or

(ii)	a Sanctions Restricted Person.

(b)	It and each other member of the Group has implemented and maintains policies and procedures designed to ensure compliance by it and each other member of the Group with Sanctions.

(c)	Neither it nor any other member of the Group is directly or indirectly engaged in any trade, business or other activity with or for the benefit of a Sanctions Restricted Person.

(d)	Neither it nor any other member of the Group (nor any of their respective directors, officers, agents or employees) has received notice of or is aware of any claim, action, suit, proceeding or investigation commenced against it by any Sanctions Authority with respect to Sanctions.

20.30	Anti-Bribery and Anti-Corruption Laws

It and each of its Subsidiaries (and their respective officers, directors, employees and agents) have conducted their businesses in compliance with applicable Anti-Bribery and Anti-Corruption Laws and has instituted and maintained policies and procedures designed to detect incidents of violations of such laws and to promote and achieve compliance with such laws.

20.31	Anti-Money Laundering Laws and Anti-Terrorism Financing Laws

(a)	Neither it nor any of its Subsidiaries has:

(i)	conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctions Restricted Person;

(ii)	dealt in, or otherwise engaged in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Financing Law; or

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(iii)	engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Financing Law or any Anti-Money Laundering Laws.

(b)	The operations of each member of the Group are, and have been, conducted at all times in compliance with Anti-Money Laundering Laws and Anti-Terrorism Financing Laws and each member of the Group has instituted and maintained policies and procedures designed to detect incidents of violations of such laws and to promote and achieve compliance with such laws.

(c)	No action, suit or proceeding by or before any court or Governmental Agency or any arbitrator involving any member of the Group with respect to Anti-Money Laundering Laws or Anti-Terrorism Financing Laws is pending and, to the best of its knowledge (after due and careful enquiry), no such actions, suits or proceedings are threatened or contemplated.

20.32	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request, the first day of each Interest Period and the date on which a Rollover Loan is to be made; and

(b)	in the case of an Additional Guarantor, the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.

21.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its (or the relevant Guarantor's) financial years:

(i)	its audited consolidated financial statements for that Financial Year; and

(ii)	the unaudited consolidated financial statements of each Guarantor for that financial year;

(b)	as soon as the same become available, but in any event within 150 days after the end of the relevant Material Subsidiary's financial year, the audited unconsolidated financial statements of each Material Subsidiary incorporated in the PRC (other than a Material Subsidiary that is a member of a VIE Group) for that financial year;

(c)	as soon as the same become available, but in any event within 90 days after the end of each half of each of the financial years of the Borrower (or the relevant Guarantor or Material Subsidiary incorporated in the PRC (other than a Material Subsidiary that is a member of a VIE Group)):

(i)	its unaudited consolidated financial statements for that financial half-year; and

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(ii)	the unaudited consolidated financial statements of each Guarantor for that financial half-year; and

(iii)	the unaudited unconsolidated financial statements of each Material Subsidiary incorporated in the PRC (other than a Material Subsidiary that is a member of a VIE Group) for that financial half-year.

21.2	Provision and contents of Compliance Certificate

(a)	The Borrower shall supply a Compliance Certificate to the Agent with each set of financial statements delivered pursuant to paragraphs (a)(i) and (c)(i) of Clause 21.1 (Financial statements).

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by two directors or two authorised signatories of the Borrower.

21.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)	Each set of financial statements delivered pursuant to:

(i)	paragraph (a) of Clause 21.1 (Financial statements) shall include a cashflow statement; and

(ii)	paragraph (b) and (c) of Clause 21.1 (Financial statements) shall comprise of a balance sheet and income statement.

(c)	The Borrower shall procure that each set of financial statements of the relevant member of the Group delivered pursuant to Clause 21.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements relating to that member of the Group unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of that member of the Group) deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which that member of the Group's Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that member of the Group's Original Financial Statements.

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Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(d)	If the Borrower notifies the Agent of a change in accordance with paragraph (b) above, the Borrower and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable, these amendments will be such so as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed, they shall take effect and be binding on each of the Parties in accordance with their terms.

21.4	Group companies

The Borrower shall:

(a)	at the request of the Agent, supply to the Agent a report signed by any two of the directors, chief executive officer and chief financial officer of the Borrower stating which of its Subsidiaries is a Material Subsidiary and confirming that the Guarantor Coverage Requirement has been complied with; and

(b)	promptly upon any member of a VIE Group that is established after the date of this Agreement becoming a Material Subsidiary, deliver to the Agent a copy of each VIE Document relating to that member of that VIE Group.

21.5	Permitted Major Acquisition

If, on any date, a member of the Group (not being a Guarantor or a Subsidiary of a Guarantor) completes a Permitted Major Acquisition, the Borrower shall within 30 Business Days after the date on which such Permitted Major Acquisition has been completed, deliver to the Agent:

(i)	the financial statements of the member of the Group (consolidated if that member of the Group has Subsidiaries) that made such Permitted Major Acquisition for the financial half-year or, as applicable, financial year of that member of the Group most recently ended immediately prior to the date of completion of the relevant Permitted Major Acquisition adjusted on a pro forma basis to reflect the Permitted Major Acquisition;

(ii)	the unaudited unconsolidated management accounts of the Borrower for the financial half-year most recently ended immediately prior to the date of completion of the relevant Permitted Major Acquisition; and

(iii)	(if any) the financial statements of the person being acquired (consolidated if that person has Subsidiaries) that is the subject of the Permitted Major Acquisition for the financial half-year or, as applicable, financial year of that person most recently ended immediately prior to the date of completion of the relevant Permitted Major Acquisition.

21.6	Credit rating

The Borrower shall deliver a Credit Rating Certificate signed by one of its directors to the Agent if there is a change in any long term senior unsecured rating in respect of the Borrower after the date of this Agreement.

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21.7	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	at the same time as they are despatched, copies of all documents despatched by the Borrower or any Obligors to its shareholders generally (or any class of them) or despatched by the Borrower or any Obligors to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which are reasonably likely to have a Material Adverse Effect;

(d)	promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(e)	promptly after any such change, the details of any change to the Group Structure Chart;

(f)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories;

(g)	promptly upon becoming aware of them, a copy of any notice or other communication relating to any breach by any member of the Group of any Material Licence or non-compliance with or expiry of any Material Licence;

(h)	promptly upon becoming aware of them, the details of any Environmental Claim and copy of any notice or other communication relating to any breach by any member of the Group of any Environmental Law or non-compliance with any Environmental Permit;

(i)	promptly on request, any other information as the Agent (on behalf of any Lender) might reasonably request in relation to the details of any Permitted Major Acquisition;

(j)	within one Month after the date on which the Borrower or any other member of the Group completes a Disposal (as defined in Clause 8.2 (Disposal and Insurance Proceeds)) of any asset, business or investment that has been acquired or made prior to the date of this Agreement (other than an asset or investment falling under paragraph (a) of the definition of “Existing Investment”), details of such investment, asset or business including evidence (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders) that the investment or asset or business was made or acquired prior to the date of this Agreement; and

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(k)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group as any Finance Party (through the Agent) may reasonably request.

21.8	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.9	Use of websites

(a)	The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically, then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event, the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

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If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.

21.10	“Know your customer” checks

(a)	Each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of a proposed assignment or transfer by a Lender of any of its rights and obligations under the Finance Documents to a party that is not a Lender prior to such assignment or transfer, on behalf of any prospective new Lender) in order for the Agent, such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Borrower shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

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22.	FINANCIAL COVENANTS

22.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness of members of the Group.

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Cash and Cash Equivalent Investments” means, at any time, the aggregate amount of all cash and cash equivalent investments and bank deposits of each member of the Group as shown in the line item headed “Cash and cash equivalents” in the most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Clause 21.1 (Financial statements) and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	any cash equivalent investment shall not be issued or guaranteed by any member of the Group; and

(b)	any cash shall not be subject to any Security except for any Permitted Security referred to in paragraph (d) of the definition of “Permitted Security”.

“EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)	before deducting any interest, commissions, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)	before taking into account any Exceptional Items;

(d)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(e)	excluding the charge to profit represented by the share-based compensation expenses pursuant to the Borrower’s share incentive plan;

(f)	before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(g)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after 29 February 2018,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation, or depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period).

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“Exceptional Items” means any exceptional, one-off, non-recurring or extraordinary items.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(a)	including any upfront fees or costs;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;

(d)	if any joint venture entity is accounted for on a proportionate consolidation basis, after adding the Group's share of the finance costs or interest receivable of that joint venture entity;

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and

(f)	taking no account of any interest payable or receivable by any member of the Group pursuant to any intra-Group loans,

so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles in force immediately before the adoption of IFRS 16 (Leases), have been treated as an operating lease).

“Financial Half-Year” means each six-month period commencing on 1 March and ending on 31 August of each year and each six-month period commencing on 1 September and ending on the last day of February of each year.

“Financial Year” means the annual accounting period of the Group ending on the last day of February in each year.

“Interest Cover” means the ratio of EBITDA to Net Finance Charges.

“Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group (other than by another member of the Group) on any Cash and Cash Equivalent Investments, Term Deposits and Short Term Investments.

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“Non-VIE Unrestricted Cash” means, at any time, the aggregate amount of Cash and Cash Equivalent Investments, Short Term Investments and Term Deposits in respect of the Group at that time attributable to members of the Group that are not members of any VIE Group, as determined by reference to the most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Clause 21.1 (Financial statements).

“Relevant Period” means each period of 12 months ending on the last day of each Financial Year (commencing with the Financial Year ending on 28 February 2019) and each period of 12 months ending on the last day of each Financial Half-Year (commencing with the Financial Half-Year ending on 31 August 2019).

“Short Term Investments” means, at any time and in respect of the Group, the amount of short term investments which appear under the line item “Short-term investment” as set out in the most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Clause 21.1 (Financial statements).

“Term Deposit” means, at any time and in respect of the Group, the amount of deposits which appear under the line item “Term Deposit” as set out in the most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Clause 21.1 (Financial statements).

“Total book equity” means at any time and in respect of the Group, the amount of total equity which appears under the line item “Total equity” less the amount of minority interests which appear under the line item “Noncontrolling interest”, each as set out in the most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Clause 21.1 (Financial statements).

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Group;

(b)	including, in the case of Finance Leases only, their capitalised value;

(c)	deducting the aggregate amount of Non-VIE Unrestricted Cash at that time; and

(d)	deducting any cash at bank which is maintained by a member of the Group and which is subject to Security in favour of the creditor(s) of any of those Borrowings,

and so that no amount shall be included or excluded more than once.

22.2	Financial condition

The Borrower shall ensure that:

(a)	Total Book Equity: Total Book Equity shall not at any time be less than U.S.$1,100,000,000;

(b)	Interest Cover: Interest Cover in respect of any Relevant Period shall not be less than 5.00 to 1.00; and

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(c)	Leverage: Leverage in respect of any Relevant Period shall not exceed 2.50 to 1.00.

22.3	Financial testing

(a)	The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements of the Borrower delivered pursuant to Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate).

(b)	For the purpose of this Clause 22, no item shall be included or excluded more than once in any calculation.

23.	GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations

Each Obligor shall (and the Borrower shall ensure that each relevant member of the Group will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect:

(i)	each Material Licence; and

(ii)	any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Finance Documents;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect; and

(b)	supply certified copies to the Agent of the Authorisations referred to in paragraphs (a)(ii)(A) and (a)(ii)(B) above.

23.2	Compliance with laws

Each Obligor shall (and the Borrower shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.4	Negative pledge

(a)	In this Clause 23.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b)(ii) below.

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(b)	Except as permitted under paragraph (c) below:

(i)	no Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries (that is not a member of a VIE Group) will) create or permit to subsist any Security over any of its assets; and

(ii)	no Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries (that is not a member of a VIE Group) will):

(A)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(B)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraph (b) above does not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

(d)	The Borrower shall ensure that no member of a VIE Group will create or permit to subsist any Security over any of its assets other than any Permitted VIE Security.

23.5	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group (other than a member of a VIE Group) will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

(c)	The Borrower shall ensure that no member of a VIE Group will enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset other than any sale, lease, transfer or other disposal which is a Permitted VIE Disposal.

23.6	Merger

No Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries will) enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Transaction or any sale, lease, transfer or other disposal permitted pursuant to Clause 23.5 (Disposals).

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23.7	Arm's length basis

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries will) enter into any transaction with any person except on arm's length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 23.7:

(i)	fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents; and

(ii)	any Permitted Transaction.

23.8	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries (that is not a member of a VIE Group) will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

(c)	The Borrower shall ensure that no member of a VIE Group will be a creditor in respect of any Financial Indebtedness other than any Financial Indebtedness that is permitted under paragraph (f) of the definition of “Permitted Loan”.

23.9	No guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that none of the Material Subsidiaries (that is not a member of a VIE Group) will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

(c)	The Borrower shall ensure that no member of a VIE Group will incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

23.10	Financial Indebtedness

(a)	None of the Obligors may (and the Borrower shall ensure that none of the Material Subsidiaries incorporated outside the PRC will) incur or allow to remain outstanding any Financial Indebtedness other than any Permitted Offshore Financial Indebtedness.

(b)	The Borrower shall ensure that:

(i)	no member of the Group that is incorporated in the PRC (including any member of a VIE Group) will, at any time, incur or allow to remain outstanding any Financial Indebtedness that would result in the Onshore Leverage Ratio to exceed 1.75 to 1.00 or any non-compliance with Clause 22.2 (Financial condition) (in each case, determined on a pro forma basis as if the Financial Indebtedness to be incurred has been incurred by such member of the Group); and

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(ii)	if any member of the Group that is incorporated in the PRC (including any member of a VIE Group) proposes to incur any construction loan from any bank or financial institution in the PRC for the purpose of the development and construction by it of any real estate project in the PRC (a “Development Project”):

(A)	that Development Project must relate to the business of the Group as that carried on as at the date of this Agreement;

(B)	the recourse of the lenders under such construction loan shall be limited to (1) the Development Project (or assets comprised in such Development Project) and (2) any guarantee provided by any member of the Group that is incorporated in the PRC (excluding a member of a VIE Group) that complies with conditions set out in paragraph (f) of the definition of “Permitted Guarantee”; and

(C)	the Agent has received, in form and substance satisfactory to it, prior to the incurrence of the Financial Indebtedness under such construction loan by the relevant member of the Group incorporated in the PRC:

1.	evidence that the requirement referred to in paragraph (b)(ii)(B) above is complied with; and

2.	evidence that the ratio of the principal amount of the Financial Indebtedness incurred and remain outstanding under such construction loan to the total cost of investment of that Development Project is less than 70 per cent; and

23.11	Capital Expenditure

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) only incur any amount of Capital Expenditure in its ordinary course of business and which, if paid, does not have or is not reasonably likely to have a Material Adverse Effect.

23.12	Share capital

(a)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) issue any shares, grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of any member of the Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of any member of the Group, in each case, where the shares of such Obligor or other member of the Group are subject to any Transaction Security.

(b)	Paragraph (a) above does not apply to the extent that, if the existing shares of a member of the Group are the subject of any Transaction Security, the newly-issued shares of that member of the Group also become subject to Transaction Security on the same terms.

(c)	If any Obligor (or any member of the Group that is a direct or indirect shareholder of that Obligor) is incorporated in any jurisdiction that permits the issuance of bearer shares, that Obligor shall ensure that:

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(i)	it will not issue any shares in bearer form or convert any of the shares in its issued share capital to bearer form to any person; and

(ii)	none of its direct or indirect shareholder that is a member of the Group shall issue any bearer shares or convert any of the shares in the issued share capital of that shareholder into bearer form, in each case, without the prior written consent of the Agent (acting on the instructions of all the Lenders).

23.13	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

23.14	Acquisitions – non-VIE Group members

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that none of the other members of the Group (that is not a member of a VIE Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or any other asset; or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them), any other asset or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

23.15	Acquisitions – VIE Group members

(a)	Except as permitted under paragraph (b) below, the Borrower shall ensure that no member of any VIE Group will:

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or any other asset; or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of any asset or the incorporation of a company by a member of a VIE Group which is a Permitted VIE Acquisition.

23.16	Restriction on dividends

(a)	Except as permitted under paragraph (b) below, the Borrower shall not:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any share premium reserve or any shareholder loan;

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(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of the Borrower (or any of their Affiliates); or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to any declaration or payment of any dividend made by the Borrower to its shareholders in respect of any Financial Year where the aggregate amount of such declaration or payment (without double counting) does not exceed 50 per cent. of the consolidated net income of the Group (determined by reference to the financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements)) for that Financial Year and, in relation to any payment of dividend under this paragraph (b), where such payment is made when no Default is continuing or would result immediately after such payment.

23.17	Preservation of assets

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

23.18	Environmental compliance

Each Obligor shall (and the Borrower shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.19	Environmental claims

Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.20	Taxation

(a)	Each Obligor shall (and the Borrower shall ensure that each member of the Group will):

(i)	pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(A)	such payment is being contested in good faith;

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(B)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been taken into account in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(C)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect; and

(ii)	punctually file any Tax returns unless any overdue in filing any such Tax return does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No member of the Group may change its residence for Tax purposes.

23.21	Insurance

(a)	Each Obligor shall (and the Borrower shall ensure that each of the Material Subsidiaries will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business located in the same or a similar location.

(b)	All insurances must be with independent insurance companies or underwriters that are customarily engaged by companies carrying on the same or substantially similar business located in the same or a similar location.

23.22	Treasury Transactions

No Obligor shall (and the Borrower will procure that no other Material Subsidiary will) enter into any Treasury Transaction which is for speculative purposes.

23.23	Guarantor Coverage Requirement and accession of Material Guarantor Subsidiary

(a)	In this Clause 23.23:

“Guarantor Coverage Amount” means, at any time, the aggregate of:

(a)	the earnings before interest and tax (calculated on the same basis as EBIT (as defined in Clause 22 (Financial covenants))), the aggregate gross assets and the aggregate total revenue of all members of the Group that are Guarantors at that time (in each case calculated on an unconsolidated basis or, if a Guarantor itself has Subsidiaries, on a consolidated basis with its Subsidiaries and excluding all intra-Group items); and

(b)	the earnings before interest and tax (calculated on the same basis as EBIT (as defined in Clause 22 (Financial covenants))), the aggregate gross assets and the aggregate total revenue of the Borrower at that time (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group).

(b)	The Borrower shall ensure that, at all times after the date of this Agreement, the Guarantor Coverage Amount represents not less than 90 per cent. of EBIT (as defined in Clause 22 (Financial covenants)), the consolidated gross assets and the consolidated revenue of the Group (the “Guarantor Coverage Requirement”).

(c)	The Guarantor Coverage Amount shall be calculated and the Guarantor Coverage Requirement shall be tested annually by reference to each of the financial statements delivered by the Borrower to the Agent pursuant to paragraph (a) of Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered to the Agent with such financial statements pursuant to paragraph (a) of Clause 21.2 (Provision and contents of Compliance Certificate).
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(d)	If, at any time, the Borrower becomes aware that the Guarantor Coverage Requirement is not met or the Compliance Certificate referred to in paragraph (c) above evidences that the Guarantor Coverage Requirement is not met, the Borrower shall:

(i)	promptly notify the Agent; and

(ii)	within 10 Business Days after the Borrower becomes so aware or, as applicable, the date of the Compliance Certificate referred to in paragraph (c) above, ensure that one or more of its Subsidiaries not incorporated in the PRC (an “Acceding Subsidiary”) and each Subsidiary not incorporated in the PRC of such Acceding Subsidiary shall become a Guarantor in accordance with Clause 26.2 (Additional Guarantors) so that, immediately following the effective date on which each Acceding Subsidiary and each Subsidiary not incorporated in the PRC of such Acceding Subsidiary have become a Guarantor, the Guarantor Coverage Requirement is complied with.

(e)	If, at any time:

(i)	any member of the Group not incorporated in the PRC is or becomes a Material Guarantor Subsidiary;

(ii)	pursuant to any Permitted Acquisition, any member of the Group (not being a Guarantor or a member of the Group that is incorporated in the PRC) acquires any person that is incorporated outside of the PRC and that person, upon completion of such acquisition, becomes a member of the Group and meets the condition as a “Material Guarantor Subsidiary” or that member of the Group making the Permitted Acquisition becomes a Material Guarantor Subsidiary immediately after the Permitted Acquisition (determined on a pro forma basis); or

(iii)	any member of the Group that is incorporated in the PRC provides any guarantee in respect of any Permitted Offshore Financial Indebtedness or Permitted Onshore Financial Indebtedness,

then, the Borrower shall:

(A)	promptly upon becoming aware of the circumstances referred to in paragraph (e)(i), (e)(ii) or (e)(iii) above notify the Agent; and

(B)	within 10 Business Days after the date on which the Borrower has notified the Agent in accordance with sub-paragraph (A) above or, if applicable, the date of any Compliance Certificate delivered to the Agent that evidences any of the circumstances referred to in paragraph (e)(i), (e)(ii) or (e)(iii) above, ensure that each member of the Group referred to in paragraph (e)(i), (e)(ii) or (e)(iii) above (and, in the case of paragraph (e)(ii), the person being acquired by the relevant member of the Group (an “Acquired Subsidiary”) and each Subsidiary of such Acquired Subsidiary), shall become a Guarantor in accordance with Clause 26.2 (Additional Guarantors).

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(f)	If, at any time, a Guarantor makes a Permitted Acquisition and a company (not being a company incorporated in the PRC) is incorporated or acquired by that Guarantor in connection with that Permitted Acquisition, that Guarantor shall ensure that the newly incorporated company or the newly acquired company (and each of that company’s Subsidiaries not incorporated in the PRC) shall become a Guarantor in accordance with Clause 26.2 (Additional Guarantors) within 10 Business Days of the acquisition or incorporation.

(g)	The Borrower need only perform its obligations under paragraphs (e) and (f) above if:

(i)	it is not unlawful for the relevant person to become a Guarantor under any applicable law or regulation; or

(ii)	that person becoming a Guarantor would not conflict with any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument (each, a “breach of contract”).

(h)	Notwithstanding the provisions of paragraph (g) above, each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to it to avoid any unlawfulness or breach of contract associated with that person becoming a Guarantor. This includes agreeing to any limitation on any guarantee obligations under the Finance Documents, if in its opinion, to do so would avoid the relevant unlawfulness or breach of contract.

23.24	Interest Reserve Account

(a)	The Borrower shall open and maintain the Interest Reserve Account.

(b)	The Borrower shall ensure that on and from the Utilisation Date, the amount standing to the credit of the Interest Reserve Account is at all times at least equal to the Interest Reserve Account Required Balance at that time, except that if a withdrawal from the Interest Reserve Account has been made pursuant to paragraph (d) below, the Borrower shall ensure that the amount standing to the credit of the Interest Reserve Account is at least equal to the Interest Reserve Account Required Balance within three Business Days of such withdrawal.

(c)	The Agent may (and each of the Borrower and the Lenders irrevocably authorises the Agent to) withdraw such amounts that are standing to the credit of the Interest Reserve Account and apply such amounts towards making any payments of all or part of any accrued and unpaid interest (which is due and payable on any Loan on any day) regardless of whether or not an Event of Default has occurred. To the extent that the amounts that are standing to the credit of the Interest Reserve Account are insufficient to pay all amounts of accrued but unpaid interest then due and unpaid under the Finance Documents, nothing in this Clause 23.24 shall prejudice the obligations of the Borrower to pay all such outstanding amounts in full.

(d)	The Agent shall promptly notify the Borrower of any withdrawal made from the Interest Reserve Account pursuant to paragraph (c) above including the amount of such withdrawal.

(e)	Except as expressly permitted under this Clause 23.24, no withdrawals may be made by any Obligor from the Interest Reserve Account.

23.25	Financial assistance

Each Obligor shall ensure that all payments of amounts due under this Agreement, all guarantees given by any Obligor under any Finance Document and any Security created pursuant to any Finance Document by any Obligor are made, given or created in compliance with any applicable law or regulation in any relevant jurisdiction concerning financial assistance by a company for the acquisition of or subscription for shares or concerning the protection of shareholders' capital.

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23.26	VIE Structure

(a)	No Obligor shall (and the Borrower shall ensure that each other member of the Group, each party to a VIE Document and each holder or owner of any interest in any member of any VIE Group will not), without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

(i)	make or agree to any amendment or variation of or supplement to any provision of any VIE Document, where such amendment, variation or supplement is or is reasonably likely to adversely affect the interests of the Finance Parties under the Finance Documents;

(ii)	terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel any VIE Document;

(iii)	grant or agree to grant any waiver of any of its rights or remedies, or give any consent, under or in connection with any VIE Document, where such waiver or consent is or is reasonably likely to adversely affect the interests of the Finance Parties under the Finance Documents; or

(iv)	assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any VIE Document.

For the purpose of this paragraph (a), an amendment, variation, supplement of or any waiver or consent in connection with or any termination, cancellation or rescission of any VIE Document will be deemed to adversely affect the interests of the Finance Parties under the Finance Documents if such amendment, variation, supplement or any waiver or consent or termination, cancellation or rescission in connection with any VIE Document is reasonably likely to:

(A)	materially prejudice the ability of any Obligor to (1) perform its payment or guarantee obligations under the Finance Documents or (2) comply with the conditions set out in Clause 22.2 (Financial condition); or

(B)	result in any Material WFOE or any member of the Group that has de facto control over a member of a VIE Group under the VIE Documents ceasing to have such de facto control over the relevant member of that VIE Group.

(b)	Each Obligor shall (and the Borrower shall ensure that each other member of the Group, each party to a VIE Document and each holder or owner of any interest in any member of any VIE Group will):

(i)	perform and comply with its obligations under or in connection with each VIE Document to which it is a party; and

(ii)	take all necessary steps to preserve and enforce its rights, and pursue any claim or remedy, it has under or in connection with any VIE Document to which it is a party.

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(c)	The Borrower shall use all commercially reasonable efforts (including entry into any transfers or assignments) to ensure that the assets of the Group (including, without limitation, cash, Real Property, shares or equity interests of any Subsidiary, intellectual property rights and contractual rights) are, to the extent legally permissible and commercially practicable, held directly by a member of the Group that is not a member of a VIE Group.

(d)	Each Obligor shall (and shall procure that each other member of the Group, each party to a VIE Document and each holder or owner of any interest in any member of any VIE Group will) ensure that:

(i)	each VIE Transfer Pricing Agreement to be entered into between any member of any VIE Group and any other member of the Group after the date of this Agreement shall contain terms that are substantially the same as any Existing VIE Transfer Pricing Agreement or, if there is any difference between the terms of any VIE Transfer Pricing Agreement to be entered into after the date of this Agreement with any Existing VIE Transfer Pricing Agreement, such difference does not and is not reasonably likely to adversely affect the interests of the Finance Parties under any Finance Document; and

(ii)	to the extent legally permissible, all service fees or other fees that are payable by a member of a VIE Group to any other member of the Group (other than a member of a VIE Group) under a VIE Transfer Pricing Agreement shall be paid as frequently as possible (without disrupting the ordinary course of business of that member of that VIE Group) and shall be in an amount that represents the total amount of income generated by that member of a VIE Group less any necessary costs and expenses and any reserves that are required to be maintained for the ordinary running of that member of the VIE Group's daily operations.

23.27	Constitutional documents

No Obligor (other than the Borrower) shall amend any of its constitutional documents except for any amendment that does not or is not reasonably likely to adversely affect the interests of any Finance Party under the Finance Documents.

23.28	Further assurance

(a)	Each Obligor shall (and the Borrower shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred over such property or assets by or pursuant to the Security Documents; and/or

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(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall (and the Borrower shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

23.29	First Utilisation Date deliverables

The Borrower shall on the first Utilisation Date deliver to the Agent (in form and substance satisfactory to it) all of the documents and other evidence listed in Part III (Documents to be delivered on the first Utilisation Date) of Schedule 2 (Conditions precedent ).

23.30	Use of proceeds – end-use certificate

If, under any Utilisation Request delivered pursuant to Clause 5.2 (Completion of a Utilisation Request), the Borrower specifies that the purpose for which the proceeds of the relevant proposed Utilisation is to be applied is not for any of:

(a)	the making of any Permitted Acquisition;

(b)	the advance of a loan to a member of the Group; or

(c)	the payment of any dividends permitted to be made under this Agreement,

the Borrower shall, within 14 days after the Utilisation Date of the relevant Utilisation subject of that Utilisation Request, deliver to the Agent (in form and substance to the Agent) a certificate signed by any two of the directors, the chief financial officer and the chief executive officer of the Borrower, certifying the purposes for which the proceeds of that Utilisation have been applied and the amount of that Utilisation that has been applied for such purposes.

23.31	Anti-Bribery and Anti-Corruption Laws

(a)	No Obligor shall (and the Borrower shall ensure that no other member of the Group and none of its and their respective directors, officers, agents or employees will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach any Anti-Bribery and Anti-Corruption Law.

(b)	Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable Anti-Bribery and Anti-Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

23.32	Anti-Money Laundering Laws and Anti-Terrorism Financing Laws

(a)	Each Obligor shall (and shall ensure that each other member of the Group and each of its and their respective directors, officers, agents or employees will) conduct its operations at all times in compliance with Anti-Money Laundering Laws.

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(b)	No Obligor may (and the Borrower shall ensure that no other member of the Group and none of its and their respective directors, officers, agents or employees will):

(i)	deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Financing Law; or

(ii)	engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Financing Law.

(c)	The Borrower shall (and shall ensure each member of the Group will) use the proceeds of the Facilities in the manner as permitted under this Agreement and shall not (and shall ensure that no member of the Group will) permit or authorise any person to directly or indirectly use any proceeds of the Facilities to:

(i)	violate any Anti-Money Laundering Law and Anti-Terrorism Financing Law; or

(ii)	lend, invest, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate or other person in a manner which would result in a violation of any Anti-Money Laundering Law and Anti-Terrorism Financing Law.

(d)	Each Obligor shall (and shall ensure that each other member of the Group will) deliver to the Agent any certificate or other evidence requested from time to time by any Lender to confirm such Obligor's or such member of the Group's compliance with this Clause 23.32 to the extent that the same is required in order to enable such Lender to comply with any applicable law or regulation or any request made of it by any Governmental Agency having regulatory or other jurisdiction over such Lender in respect of such matters.

23.33	Sanctions

(a)	The Borrower shall not (and shall ensure that no member of the Group and none of its and their respective directors, officers, agents or employees will) directly or indirectly use any monies advanced under the Facilities or lend, contribute or otherwise make available such monies to any Subsidiary or other person where the purpose or effect of such monies being used, lent, contributed or otherwise made available:

(i)	is to fund or facilitate any activity that would at that time be in breach of Sanctions or be an activity with, or for the benefit of, a Sanctions Restricted Person; or

(ii)	could reasonably be expected to result in a breach of Sanctions by the Lender.

(b)	The Borrower shall not (and shall ensure that no member of the Group and none of its and their respective directors, officers, agents or employees will) directly or indirectly fund all or any part of a payment to the Lender out of proceeds derived from any business or transaction which is prohibited by Sanctions, which is with a Sanctions Restricted Person or which would otherwise result in a breach of Sanctions by the Lender.

(c)	The Borrower and each Obligor shall implement and maintain appropriate policies and procedures to prevent any action being taken which would be contrary to paragraph (a) or (b) above.

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(d)	Any provision of this Clause 23.33 or Clause 20.29 (Sanctions) shall not:

(i)	apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any applicable Blocking Law; and

(ii)	in any case be construed as requiring any party to this Agreement to act in breach of any applicable Blocking Law.

23.34	Refinancing

The Borrower shall on or prior to the date falling one Month prior to the Termination Date:

(a)	formulate a plan for the refinancing of the Facility (the “Refinancing Plan”) and deliver to the Agent evidence of implementation of the Refinancing Plan (which evidence may be in the form of, among others, any mandate letter or similar document in respect of any debt or equity financing, in each case without disclosing commercial terms); or

(b)	deliver to the Agent evidence (in form and substance satisfactory to the Agent) that the aggregate of the credit balances of any bank account(s) of the Borrower located outside of the PRC is not less than the total amount required to be paid under the Finance Documents on the Termination Date for the discharge in full of all of the amounts outstanding under the Finance Documents (the “Total Repayment Amount”), or if the Borrower notifies the Agent that no evidence as referred to in paragraphs (a) and (b) above is available, the Borrower shall deliver evidence to the Agent (in form and substance satisfactory to the Agent) that it has procured cash in an amount not less than the Total Repayment Amount to be transferred, distributed or otherwise made available by any member of the Group incorporated in the PRC to the Borrower for the discharge in full or all of the amounts outstanding under the Finance Documents on or prior to the Termination Date.

23.35	Condition subsequent

(a)	On or prior to the date falling 15 PRC Business Days after the date on which an Onshore Guarantee is entered into, the Borrower shall provide to the Agent (in form and substance satisfactory to the Agent) evidence that the member of the Group that is incorporated in the PRC and that is the party to that Onshore Guarantee has submitted the application, together with all of the requisite supporting documents in accordance with the applicable PRC laws and regulations (including the SAFE regulations), to SAFE for the cross border security registration of that Onshore Guarantee with SAFE.

(b)	The Borrower shall (and shall procure that such member of the Group that is incorporated in the PRC and that is the party to an Onshore Guarantee will) use its best efforts to complete the registration of that Onshore Guarantee with SAFE and provide to the Agent evidence of completion of the registration of that Onshore Guarantee with SAFE in form and substance satisfactory to the Agent.

(c)	On or prior to the date falling 60 days after the date of this Agreement, the Borrower shall deliver to the Agent (in form and substance satisfactory to it) evidence that a third supplemental agreement in relation to the equity pledge agreement dated 12 February 2009 between, among others, the shareholders of Beijing Xueersi Education Technology Co., Ltd (学而思教育科技有限公司) (“Xueersi Education”) as the pledgors and TAL Education Technology (Beijing) Co., Ltd ( 北京世纪好未来教育科技有限公司) as the pledgee (as supplemented by the parties on 25 June 2010 and 2 September 2011), pursuant to which the pledgors agree to create the pledge over all the shares of Xueersi Education (whose corresponding registered capital amount is RMB50,000,000), has been duly executed and registered with the relevant local branch of the State Administration for Industry and Commerce of the PRC.

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24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.19 (Acceleration)).

24.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

24.2	Financial covenants and other obligations

(a)	Any requirement of Clause 22 (Financial covenants) is not satisfied.

(b)	An Obligor does not comply with Clause 23.26 (VIE Structure) or any provision under any Security Document relating to (i) the restriction on creating any other Security or Quasi-Security over any Security Assets, or (ii) the restriction on an Obligor disposing of any Security Assets.

24.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

24.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (save that this Clause 24.4 shall not apply to paragraph (d) of Clause 20.1 (Status)).

24.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

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(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than U.S.$5,000,000 (or its equivalent in any other currency or currencies).

24.6	Insolvency

(a)	An Obligor or any other Material Subsidiary:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends or threatens to suspend making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or any other Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor or any other Material Subsidiary. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

24.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any other Material Subsidiary;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any other Material Subsidiary;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any other Material Subsidiary or any of the assets of any Obligor or any other Material Subsidiary; or

(d)	enforcement of any Security over any assets of any Obligor or any other Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 24.7 shall not apply to any transaction under paragraph (b) of the definition of “Permitted Transaction” or any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 15 days of commencement.

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24.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a member of the Group having an aggregate value of U.S.$5,000,000 and is not discharged within 15 days.

24.9	Ownership of the Obligors

An Obligor (other than the Borrower) is not or ceases to be a wholly-owned Subsidiary of the Borrower.

24.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security ceases to be effective.

(b)	Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Security Document does not create in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

24.11	Repudiation and rescission of agreements

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

24.12	Cessation of business

Any Obligor or other Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

24.13	Cessation of listing and suspension of trading

(a)	Any of the American Depositary Shares of the Borrower ceases to be listed, traded or publicly quoted on the New York Stock Exchange; or

(b)	there is a suspension of the trading of any of the American Depositary Shares of the Borrower on the New York Stock Exchange for a period of ten or more consecutive Scheduled Trading Days.

24.14	Material Licence and Authorisations

(a)	Any:

(i)	Material Licence is terminated, cancelled, suspended or revoked (whether wholly or in part); or

(ii)	Authorisation required by any member of the Group to conduct its business is terminated, cancelled, suspended or revoked (whether wholly or in part) where such termination, cancellation, suspension or revocation has or is reasonably likely to have a Material Adverse Effect.

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(b)	Any restrictions or conditions are imposed on any Material Licence where such restrictions or conditions could prevent any member of the Group from carrying on its business or operations in the usual course.

(c)	Any Material Licence is modified or varied in a way that is adverse in any material respect to the interests of the relevant member or members of the Group.

(d)	Any Material Licence expires and is not renewed on substantially the same terms.

24.15	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any Governmental Agency or other person in relation to any member of the Group or any of its assets or the shares in that member of the Group (including without limitation the displacement of all or part of the management of any member of the Group) where such curtailment has or is reasonably likely to have a Material Adverse Effect.

24.16	VIE

(a)	At any time, the financial statements of any member of a VIE Group are not or cease to be consolidated into the Borrower's consolidated financial statements.

(b)	Any event or circumstance occurs which materially and adversely affects the rights of any member of the Group (other than a member of a VIE Group) under or in respect of the VIE Documents.

(c)	It is or becomes unlawful for any party to a VIE Document to perform any of that party's obligations under any VIE Document which has or is reasonably likely to have a Material Adverse Effect.

(d)	Any party to a VIE Structure rescinds or purports to rescind or repudiates or purports to rescind or repudiate a VIE Document to which it is a party.

(e)	Any VIE Structure becomes or is declared or determined as being illegal, invalid or not in compliance with any PRC law, regulation or policy, and the Majority Lenders determine that the same adversely affects the interests of the Finance Parties under the Finance Documents.

24.17	Audit qualification

The auditors of the Borrower qualify the audited annual consolidated financial statements of the Borrower.

24.18	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

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SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

25.2	Conditions of assignment or transfer

(a)	No consent from any Obligor is required for any Lender to assign or transfer any of its rights or rights and obligations in accordance with Clause 25.1 (Assignments and transfers by the Lenders).

(b)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities that is carried out within three Months of the date of this Agreement.

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(e)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of U.S.$3,000.

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5	Split voting

A Lender may by notice to the Agent divide its Loans or Commitments into separate amounts to reflect participations or similar arrangements and for the purposes solely of counting towards any decision or vote by that Lender which require those separate amounts to be counted separately in that decision or vote for the purpose of the Finance Documents.

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25.6	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender no later than five Business Days prior to the proposed Transfer Date. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Facilities Arrangers, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Facilities Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

25.7	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender no later than five Business Days prior to the proposed Transfer Date. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

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(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 25.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.8	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

25.9	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

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(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.10	Replacement of Lender

(a)	If any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below, then the Borrower may, on 10 Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to another Lender or another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”) selected by the Borrower, which is acceptable to the Agent (acting reasonably), and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. If a Lender is required to transfer rights and obligations pursuant to this Clause 25.10 but fails to do so within three Business Days of being required to do so that Lender's Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained in respect of a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents or other vote of Lenders under the terms of this Agreement.

(b)	The replacement of a Lender pursuant to this Clause 25.10 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor that Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 25.10 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	that Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

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(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	Lenders whose Commitments aggregate not less than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated not less than 80 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

26.	CHANGES TO THE OBLIGORS

26.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.10 (“Know your customer” checks), the Borrower may request that one or more of its wholly owned Subsidiaries becomes an Additional Guarantor or, if any of paragraphs (d), (e) and (f) of Clause 23.23 (Guarantor Coverage Requirement and accession of Material Guarantor Subsidiary)) applies, the relevant member of the Group shall become an Additional Guarantor in accordance with this Clause 26.2.

(b)	The relevant member of the Group referred to in paragraph (a) above shall become an Additional Guarantor if:

(i)	the Borrower delivers to the Agent, if applicable, a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part II (Conditions precedent required to be delivered by an Additional Guarantor) of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)	The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II (Conditions precedent required to be delivered by an Additional Guarantor) of Schedule 2 (Conditions precedent).

26.3	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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SECTION 10

THE FINANCE PARTIES

27.	ROLE OF THE AGENT, THE SECURITY AGENT AND THE FACILITIES ARRANGERS

27.1	The Agent and the Security Agent

(a)	Each of the Facilities Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Facilities Arrangers, the Lenders and the Agent appoints the Security Agent to act as security agent under and in connection with the Finance Documents.

(c)	Any reference in this Agreement to “security agent” means that the Security Agent is acting as security agent and security trustee, and the Security Agent declares that it holds the Security Property on trust as security trustee for the Secured Parties on the terms contained in this Agreement.

(d)	To the extent that the security trusts established by this Agreement are not effective to confer the benefit of any Transaction Security upon any Secured Party:

(i)	the Security Agent shall act as security agent, and not as security trustee, for the relevant Secured Party in respect of that Transaction Security; and

(ii)	paragraph (c) above shall not apply to that Transaction Security.

(e)	Each of the Secured Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

27.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with the instructions from that Finance Party or group of Finance Parties).

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(b)	Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Agent's or Security Agent's own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 27.6 (No fiduciary duties) to Clause 27.11 (Exclusion of liability), Clause 27.15 (Confidentiality) to Clause 27.22 (Custodians and nominees) and Clause 27.26 (Acceptance of title) to Clause 27.29 (Disapplication of the Trustee Ordinance);

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 28.1 (Order of application);

(B)	Clause 28.2 (Prospective liabilities); and

(C)	Clause 28.5 (Permitted deductions).

(e)	If giving effect to instructions given by the Majority Lenders would (in the Agent's or (as applicable) the Security Agent's opinion) have an effect equivalent to an amendment or waiver referred to in Clause 37 (Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above, the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.
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(g)	The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h)	Without prejudice to the remainder of this Clause 27.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)	Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

27.4	Duties of the Agent and Security Agent

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 25.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Facilities Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall provide to the Borrower within five Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

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(h)	Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.5	Role of the Facilities Arrangers

Except as specifically provided in the Finance Documents, none of the Facilities Arrangers has any obligations of any kind to any other Party under or in connection with any Finance Document.

27.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent or any Facilities Arranger as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)	None of the Agent, the Security Agent or the Facilities Arrangers shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

27.7	Business with the Group

The Agent, the Security Agent and a Facilities Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or Affiliate of an Obligor.

27.8	Rights and discretions

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume:

(A)	that any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

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(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties or security agent for the Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable) in its reasonable opinion deems this to be desirable.

(e)	Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent's or the Security Agent's (as applicable) gross negligence or wilful default.

(g)	Unless a Finance Document expressly provides otherwise, each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security agent under the Finance Documents.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Facilities Arrangers is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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(i)	Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.9	Responsibility for documentation

None of the Agent, the Security Agent or the Facilities Arrangers is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, a Facilities Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.10	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

27.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful default;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

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(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent, the Security Agent, any Receiver or any Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause 27.11 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)	Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or any Facilities Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and each Facilities Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or any Facilities Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, Receiver or Delegate has been advised of the possibility of such loss or damages.

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27.12	Lenders' indemnity to the Agent and Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Agent's, Security Agent's, Receiver's or Delegate's gross negligence or wilful default) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

27.13	Resignation of the Agent and the Security Agent

(a)	Each of the Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Agent or the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(d)	The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent) the transfer of the Security Property to that successor.

(f)	Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 27.27 (Winding up of security agent arrangements) and paragraph (d) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 27 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(g)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 14.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 14.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

27.14	Replacement of the Agent or Security Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent or the Security Agent replace the Agent or the Security Agent by appointing a successor Agent or Security Agent.

(b)	The retiring Agent or Security Agent shall make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance Documents.

(c)	The appointment of the successor Agent or Security Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent or Security Agent. As from this date, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 27 (and any agency or security agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent or Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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27.15	Confidentiality

(a)	In acting as agent or security agent for the Finance Parties or Secured Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

27.16	Relationship with the other Finance Parties

(a)	The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and paragraph (a)(ii) of Clause 33.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)	If, at any time, a Lender becomes aware of a change in the long term senior unsecured rating in respect of the Borrower issued by a Rating Agency after the date of this Agreement:

(i)	that Lender may notify the Agent for the purpose of determining the Margin;

(ii)	upon receipt of any notification from a Lender referred to in this paragraph (c), the Agent shall promptly notify the other Lenders and the Borrower;

(iii)	to the extent the Borrower fails to comply with its obligations to deliver a Credit Rating Certificate in accordance with Clause 21.6 (Credit rating) in respect of a change in the long term senior unsecured rating in respect of the Borrower issued by a Rating Agency, the Agent may rely on the notification of any Lender delivered to it under this paragraph (c) and determine the Margin on the basis of the long term senior unsecured rating in respect of the Borrower issued by a Rating Agency as notified by that Lender; and

(iv)	the notification of the Agent under paragraph (c)(ii) shall be binding on the Parties.

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(d)	Each Secured Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

27.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent and each Facilities Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)	the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

27.18	Agent's and Security Agent's management time

(a)	Any amount payable to the Agent or Security Agent under Clause 16.3 (Indemnity to the Agent), Clause 16.4 (Indemnity to the Security Agent), Clause 18 (Costs and expenses) and Clause 27.12 (Lenders' indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 13 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

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(ii)	the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)	If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of Hong Kong (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

27.19	Deduction from amounts payable by the Agent or Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.20	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Facilities Arrangers, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facilities Arrangers, the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

27.21	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

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(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require any Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

27.22	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any Security Property as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the Security Property and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.23	Insurance by Security Agent

The Security Agent shall not be obliged:

(a)	to insure any of the Security Assets;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

27.24	Delegation by the Security Agent

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be), may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

27.25	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

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(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

27.26	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

27.27	Winding up of security agent arrangements

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)	the security agent arrangements and the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 27.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

27.28	Powers supplemental to the Trustee Ordinance

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Ordinance (Cap. 29 of the Laws of Hong Kong) (the “Trustee Ordinance”) and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

27.29	Disapplication of the Trustee Ordinance

Any statutory duty of care provided for in the Trustee Ordinance shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Ordinance and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail.

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28.	APPLICATION OF PROCEEDS

28.1	Order of application

Subject to Clause 28.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 28, the “Recoveries”) shall be held by the Security Agent for application at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 28), in the following order:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b)	in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

(c)	in payment to the Agent for application in accordance with Clause 31.5 (Partial payments).

28.2	Prospective liabilities

Following enforcement of any of the Transaction Security the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 28.1 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

28.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 28.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 28.3.

28.4	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

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28.5	Permitted deductions

The Security Agent shall be entitled, in its discretion:

(a)	to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

28.6	Good discharge

(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)	The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

29.	CONDUCT OF BUSINESS BY THE SECURED PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

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(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party's rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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SECTION 11

ADMINISTRATION

31.	PAYMENT MECHANICS

31.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 31.11 (Payments to the Security Agent)) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor), Clause 31.4 (Clawback and pre-funding) and Clause 31.11 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3	Distributions to an Obligor

The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

(c)	If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

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(i)	the Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver, any Delegate or any Facilities Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

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(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

31.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10; and

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(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.11	Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Transaction Security becomes enforceable, the Security Agent may require:

(a)	any Obligor to pay all sums due under any Finance Document; or

(b)	the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents.

32.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	NOTICES

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower and the Original Guarantor, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

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(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to that other person at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above:

(i)	in the case where such communication or document is a Credit Rating Certificate, after 11:00 a.m.; or

(ii)	in the case of any other communication or document, after 5:00 p.m., in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

33.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)	Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)	Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

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(d)	Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.5.

33.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document (other than any of the financial statements of any Material Subsidiary or any other member of the Group incorporated in the PRC which are required to be delivered by the Borrower to the Agent under this Agreement) must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	AMENDMENTS AND WAIVERS

37.1	Required consents

(a)	Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2	All Lender matters

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(e)	a change to the Borrower or (other than in accordance with Clause 26 (Changes to the Obligors)) the Guarantors;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	Clause 2.2 (Finance Parties' rights and obligations), Clause 8.1 (Change of control), Clause 8.3 (Application of mandatory prepayments and cancellations), Clause 25 (Changes to the Lenders), Clause 28 (Application of proceeds), Clause 30 (Sharing among the Finance Parties), this Clause 37, the governing law of any Finance Document or Clause 41 (Enforcement) or any provision relating to jurisdiction for enforcement of any Finance Document;

(h)	the release of any guarantee and indemnity granted under Clause 19 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document; or

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(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

37.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or any Facilities Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or that Facilities Arranger, as the case may be.

37.4	Replacement of Screen Rate

Subject to Clause 37.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for dollars, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to dollars in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)	enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

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38.	DISCLOSURE OF INFORMATION

Any Finance Party may disclose:

(a)	to any of its Affiliates, Related Funds, head office and any other branch or representative offices and any of its or their officers, directors, employees, professional advisers, auditors, insurers, partners, service providers, agents or contractor and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is made aware in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or who is an investor, arranger, lender, trustee, manager, administrator or any participant in, or party to, directly or indirectly, any securitisation scheme or transaction or any scheme or transaction relating to the issuance of notes or other debt secured by any indebtedness or obligations under (or payments under which are funded by or made by reference to payments under) any Finance Document (or any similar scheme or transaction), and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 27.16 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	who acquires or is proposing to acquire any interest in, or enters into or is proposing to enter into any merger, amalgamation or other similar arrangement with, a Finance Party;

(vi)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders' rights);

(ix)	who is a Party; or

(x)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors and any insurer or insurance broker of, or any direct or indirect provider of credit protection to, any Finance Party, any of its Affiliates, Related Funds, head office or other branch or representative office.

If an Obligor provides a Finance Party with personal data of any individuals (including, where applicable, the Obligor’s directors, officers, employees, shareholders, beneficial owners, representatives, agents and principals (if acting on behalf of another)), the Obligor undertakes, represents and warrants that it (a) has obtained (and shall maintain) the consent from such individual and (b) is authorised to deliver such personal data to the Finance Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in the Finance Party’s personal data protection policy or as permitted by applicable laws or regulations.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement is governed by Hong Kong law.

41.	ENFORCEMENT

41.1	Jurisdiction of Hong Kong courts

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Hong Kong):

(i)	irrevocably appoints TAL Holding Limited 好未來控股有限公司 as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document (and TAL Holding Limited 好未來控股有限公司, by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	TAL Holding Limited 好未來控股有限公司 expressly agrees and consents to the provisions of this Clause 41 and Clause 40 (Governing law).

42.	WAIVER OF IMMUNITY

Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

This AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

The Original Lenders

SCHEDULE 2

Conditions Precedent

SCHEDULE 3

Requests

SCHEDULE 4

Form Of Transfer Certificate

SCHEDULE 5

Form Of Assignment Agreement

SCHEDULE 6

Form Of Accession Letter

SCHEDULE 7

Form Of Compliance Certificate

SCHEDULE 8

Timetables

SCHEDULE 9

List Of Existing Material Wfoes And Existing Vies

SCHEDULE 10

List Of Existing Investments

SCHEDULE 11

Form Of Credit Rating Certificate

SIGNATURES

The Borrower

TAL EDUCATION GROUP

Address: 12/F, Danling SOHO, No.6 Danling Street, Haidian District, Beijing 10080

Fax No: N/A

Attention: Jessie Zhang and Ouyang Liu

By:	/s/ Bangxin Zhang
Name:	Bangxin Zhang
Title:	Director

The Original Guarantor

TAL HOLDING LIMITED好未来控股有限公司

Address: 12/F, Danliang SOHO, No.6 Danling Street, Haidian District, Beijing 10080

Fax No: N/A

Attention: Jessie Zhang and Ouyang Liu

By:	/s/ Bangxin Zhang
Name:	Bangxin Zhang
Title:	Director

The Coordinating MLAB

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	/s/ Birendra Baid	By:	/s/ Udai Bajaj
Name:	Birendra Baid	Name:	Udai Bajaj
Title:	Managing Director	Title:	Director

Mandated Lead Arranger

SHANGHAI PUDONG DEVELOPMENT BANK XUHUI SUB-BRANCH (上海浦东发展银行徐汇支行)

(Seal)

By:	/s/ Authorized Signatory

Mandated Lead Arranger

CHINA MINSHENG BANKING CORP., LTD. SHANGHAI PILOT FREE TRADE ZONE BRANCH

By:	/s/ Wei Xu
Name:	Wei Xu
Title:	Vice President

Mandated Lead Arranger

PING AN BANK CO., LTD TIANJIN BRANCH

By:	/s/ Jing Wang
Name:	Jing Wang
Title:	Head of Tianjin Branch

Mandated Lead Arranger

CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

By:	/s/ LI, Ming
Name:	LI, Ming
Title:	Deputy CEO

Senior Lead Arranger

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH

By:	/s/ Du, Chengzhi	By:	/s/ Chan, Hung Cheung William
Name:	Du, Chengzhi	Name:	Chan, Hung Cheung William
Title:	Deputy Chief Executive	Title:	General Manager

Senior Lead Arranger

BANK OF BEIJING CO., LTD, XIDAN BRANCH

By:	/s/ Wenjuan Xu
Name:	Wenjuan Xu
Title:	Head of Xidan Branch

Senior Lead Arranger

CHINA MERCHANTS BANK OFF-SHORE BANKING CENTRE

By:	/s/ JIN, Dan
Name:	JIN, Dan
Title:	Assistant General Manager, SVP

Lead Arranger

AGRICULTURAL BANK OF CHINA SEOUL BRANCH

By:	/s/ Sun Wenyan	/s/ Brian (Gundo) Bae
Name:	Sun Wenyuan	Name: Brian (Gundo) Bae
Title:	Deputy General Manager	Title: Head of Corporate Banking

Lead Arranger

ING BANK N.V., SINGAPORE BRANCH

By:	/s/ Youssef Kissane	By:	/s/ Chiam Heng Keng
Name:	Youssef Kissane	Name:	Chiam Heng Keng
Title:	Director	Title:	Director

Arranger

THE BANK OF EAST ASIA, LIMITED

By:	/s/ Fanny Mok	By:	/s/ Christine Wong
Name:	Fanny Mok	Name:	Christine Wong

Arranger

BANK OF SHANGHAI (HONG KONG) LIMITED

By:	/s/ Leung Chun Ming Francis	/s/ Wong Wai Keung
Name:	Leung Chun Ming Francis	Name: Wong Wai Keung
Title:	Head of Corporate Banking Division 2	Title: Chief Risk Officer

Arranger

CHINA GUANGFA BANK CO., LTD. MACAU BRANCH

By: For and on behalf of China Guangfa Bank Co., Ltd., Macau Branch

/s/ Juan Yang	/s/ Dongbin He
Name: Juan Yang	Name: Dongbin He
Title: Authorized Signatory	Title: Authorized Signatory

Arranger

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	/s/ Chan Kam Lun	/s/ Deng Wanhong
Name:	Chan Kam Lun	Name: Deng Wanhong
Title:	Deputy CEO	Title: Deputy CEO

Arranger

KDB ASIA LIMITED

By:	/s/ Man-Sik CHOI
Name:	Man-Sik CHOI
Title:	Deputy CEO

Arranger

NANYANG COMMERCIAL BANK, LIMITED

By:	/s/ Jung Wa, Daniel	By:	/s/ Ng Sze Wai
Name:	Jung Wa, Daniel	Name:	Ng Sze Wai
Title:	Head of Syndication and Corporate Finance	Title:	Assistant Chief Executive

Original Lender

DEUTSCHE BANK AG, SIGNAPORE BRANCH

Address: 18/F, One Raffles Quay, 18-00 South Tower, Singapore

Fax No: N/A

Attention: Cuong Tu/Judy Wang/Prachi Singh/Donny Gong

By:	/s/ Birendra Baid	/s/ Udai Bajaj
Name:	Birendra Baid	Name: Udai Bajaj
Title:	Managing Director	Title: Director

Original Lender

SHANGHAI PUDONG DEVELOPMENT BANK XUHUI SUB-BRANCH (上海浦东发展银行徐汇支行)

Address: No. 589, Jianguo Road (W), Shanghai, China

Fax No: N/A

Attention: Xiong Yineng / Lou Jiale

By:	/s/ Authorized Signatory

Original Lender

CHINA MINSHENG BANKING CORP., LTD. SHANGHAI PILOT FREE TRADE ZONE BRANCH

Address: 40/F, No. 100 South Pudong Road, Pudong District, Shanghai, PRC

Fax No: +86 2 1618 76709

Attention: Hu Dan / Chen Ying / Zhang Guo

By:	/s/ Wei Xu
Name:	Wei Xu
Title:	Vice President

Original Lender

PING AN BANK CO., LTD TIANJIN BRANCH

Address: No.1 South Xinyuan Road, Chaoyang District, Beijing, PRC

Fax No: N/A

Attention: Tan Kui

By:	/s/ Jing Wang
Name:	Jing Wang
Title:	Head of Tianjin Branch

Original Lender

CHINA MINSHENG BANKING CORP., LTD. HONG KONG BRANCH

Address: 40/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Fax No: +852 2899 2732

Attention: Connie Yip

By:	/s/ LI, Ming
Name:	LI, Ming
Title:	Deputy CEO

Original Lender

INDUSTRIAL BANK CO., LTD. HONG KONG BRANCH

Address: 12/F, One Finance Centre, 1 Harbour View Street, Central, Hong Kong

Fax No: +852 2199 2680

Attention: Lance Lee / Luna Zhao / Trevor Shao

By:	/s/ Du, Chengzhi	/s/ Chan, Hung Cheung William
Name:	Du, Chengzhi	Name: Chan, Hung Cheung William
Title:	Deputy Chief Executive	Title: General Manager

Original Lender

BANK OF BEIJING CO., LTD, XIDAN BRANCH

Address: 2/F, Tower B, No. 156 Fuxingmennei Street, Xicheng District, Beijing

Fax No: +86 10 664 26675

Attention: Zhou Ran / Zhou Song

By:	/s/ Wenjuan Xu
Name:	Wenjuan Xu
Title:	Head of Xidan Branch

Original Lender

CHINA MERCHANTS BANK OFF-SHORE BANKING CENTER

Address: 23/F, China Merchants Bank Shenzhen Branch Building, No. 2016 Shennan Boulevard, Futian District, Shenzhen, China

Fax No: +86 755-88026433

Attention: NIU, YUE / SUN, ZHAOHUA

By:	/s/ JIN, Dan
Name:	JIN, Dan
Title:	Assistant General Manager, SVP

Original Lender

AGRICULTURAL BANK OF CHINA SEOUL BRANCH

Address: 14/F, Seoul Finance Center, 84 Taepyung-ro 1-ga, Chung-gu, Seoul 100-768, Korea

Fax No: +82 2 3788 3901

Attention: Kangmin Son

By:	/s/ Wenyan Sun	/s/ Brian (Gundo) Bae
Name:	Wenyan Sun	Name: Brian (Gundo) Bae
Title:	Deputy General Manager	Title: Head of Corporate Banking

Original Lender

ING BANK N.V., SINGAPORE BRANCH

Address: 1 Wallich Street, 12-01 Guoco Tower, Singapore 07881

Fax No: +65 6539 7734 / +65 6535 1195

Attention: Youssef Kissane

By:	/s/ Youssef Kissane	By:	/s/ Chiam Heng Keng
Name:	Youssef Kissane	Name:	Chiam Heng Keng
Title:	Director	Title:	Director

Original Lender

THE BANK OF EAST ASIA, LIMITED

Address: 17/F, 10 Des Voeux Road Central, Hong Kong

Fax No: +852 3608 6401

Attention: Christine Wong / Harriet Wong / Kingsley Chan / Iris Tse

By:	/s/ Fanny Mok	By:	/s/ Christine Wong
Name:	Fanny Mok	Name:	Christine Wong

Original Lender

BANK OF SHANGHAI (HONG KONG) LIMITED

Address: 34/F, Champion Tower, 3 Garden Road, Central, Hong Kong

Fax No: +852 2258 5755

Attention: Francis Leung / Will Yeung / Trade Operations

By:	/s/ Leung Chun Ming Francis	/s/ Wong Wai Keung
Name:	Leung Chun Ming Francis	Name:	Wong Wai Keung
Title:	Head of Corporate Banking Division 2	Title:	Chief Risk Officer

Original Lender

CHINA GUANGFA BANK CO., LTD. MACAU BRANCH

Address: Alameda Dr. Carlos D’ Assumpcao, n。s 181 a 187, Centro Comercial do Grupo Brilhantismo, 18。andar, em Macau

Fax No: +853 8398 6644

Attention: Juan Yang / Dongbin He

By: For and on behalf of China Guangfa Bank Co., Ltd., Macau Branch

/s/ Juan Yang	/s/ Dongbin He
Name: Juan Yang	Name: Dongbin He
Title: Authorized Signatory	Title: Authorized Signatory

Original Lender

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

Address: 18/F ICBC Tower, Macau Landmark, 555 Avendia da Amizade, Macau

Fax No: +853 8393 2160 / +853 2858 4496

Attention: Nicholas U / Eric Chan / Cat Tang / Linda Chan / Lilian Hong / Selena Ren / Frankie Wen

By:	/s/ Chan Kam Lun	/s/ Deng Wanhong
Name:	Chan Kam Lun	Name: Deng Wanhong
Title:	Deputy CEO	Title: Deputy CEO

Original Lender

KDB ASIA LIMITED

Address: Suites 2005 – 2010, 20/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Fax No: +852 2810 4447

Attention: Yvonne Ng / May Lam / Charlene Lee / Joanne Yun

By:	/s/ Man-Sik CHOI
Name:	Man-Sik CHOI
Title:	Deputy CEO

Original Lender

NANYANG COMMERCIAL BANK, LIMITED

Address: 3/F, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kon

Fax No: +852 2541 1656

Attention: Wai In Fong / Lui Yuen Fun / Carman Chung / Kiwi Wong

By:	/s/ Jung Wa, Daniel	By:	/s/ Ng Sze Wai
Name:	Jung Wa, Daniel	Name:	Ng Sze Wai
Title:	Head of Syndication and Corporate Finance	Title:	Assistant Chief Executive

The Agent

DEUTSCHE BANK AG, HONG KONG BRANCH

Address: 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

Fax No: +852 2203 7320

Attention: Corporate Trust, Trust and Agency Services

By:	/s/ Ann Vuong	/s/ Melissa Chow
Name:	Ann Vuong	Name: Melissa Chow
Title:	Authorized Signatory	Title: Authorized Signatory

The Security Agent

DB TRUSTEES (HONG KONG) LIMITED

Address: 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

Fax No: +852 2203 7320

Attention: The Directors

By:	/s/ Ann Vuong	/s/ Melissa Chow
Name:	Ann Vuong	Name: Melissa Chow
Title:	Authorized Signatory	Title: Authorized Signatory